                                                                 Exhibit (d)(16)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER ("Agreement") made as of this
                                                 ---------
27/th/ day of July, 2000 between (A) Interactive Software, Inc., a Texas corporation with a principal place of business at 14114 Dallas Parkway Suite 575, Dallas, Texas 75240 ("Company"), (B) Rickey J. Wynn, an individual residing
                           -------
at 5916 Wight Street, Plano, Texas 75093, Kathy L. Blanck, an individual residing at 6738 Avalon, Dallas, Texas 75214, Meloney Graham, an individual residing at 2525 Brushwood, Mesquite, Texas 75150, Erin Latham, an individual residing at 8107 Matchlock Cove, Austin, Texas 78729, and Mitchell Lowe, an individual residing at 735 South 153 Circle, Omaha, Nebraska 68154 (each a "Shareholder" and collectively, the "Shareholders"), (C) Interliant Texas, Inc.,
 -----------                         ------------
a Delaware corporation having an office at Two Manhattanville Road, Purchase, New York 10577 ("Merger Subsidiary") and (D) Interliant, Inc., a Delaware
                 -----------------
corporation having an office at Two Manhattanville Road, Purchase, New York 10577 ("Parent").
        ------

                              W I T N E S S E T H :

                  WHEREAS, the Company and Milestone Services, Inc. (the "Other
                                                                          -----
Company") operate an enterprise resource planning solutions, software consulting
-------
and related services business (the Company's business, the "Business", the Other
                                                            --------
Company's business, the "Other Business", and such businesses together, the "Combined Business");
 -----------------

                  WHEREAS, the Shareholders are the holders of all of the issued and outstanding shares of the capital stock of the Company;

                  WHEREAS, the Company owns all of the assets used in or useful to, the Business;

                  WHEREAS, the Merger Subsidiary is a wholly-owned direct subsidiary of the Parent;

                  WHEREAS, the parties hereto desire that the Company merge with and into the Merger Subsidiary upon the terms and subject to the conditions provided herein (the "Merger");

                  WHEREAS, the parties intend that the transaction contemplated under this Agreement will qualify as a tax-free reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                                      ----

                  WHEREAS, the parties hereto agree that this Agreement shall be conditional on the purchase by the Merger Subsidiary all of the outstanding shares of the Other Company from its shareholders (the "Purchase") upon the
                                                        --------
terms and subject to the conditions provided in the Stock Purchase Agreement of even date herewith among the Other Company, the Merger Subsidiary, the Parent and the other parties thereto (the "Purchase Agreement"); and

          NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                   Article I

                                   THE MERGER
                                   ----------

          Section 1.01. The Merger.
                        ----------

          The parties hereto adopt this Agreement and Plan of Merger intended to effect a tax-free reorganization under Section 361(a) and 368(a)(1)(A) of the Code. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.03), the Company shall be merged with and into the Merger Subsidiary and the separate existence of the Company shall thereupon cease, and the Merger Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of Delaware
                 ---------------------
as a wholly-owned subsidiary of the Parent. Throughout this Agreement, the term "Merger Subsidiary" shall refer to the Merger Subsidiary prior to the Merger and
 -----------------
the term "Surviving Corporation" shall refer to the Merger Subsidiary in its
          ---------------------
status as the Surviving Corporation in the Merger. Terms with initial letters capitalized used herein which are not otherwise defined herein shall have the respective meanings therefor set forth on Schedule A.
                                          ----------

          Section 1.02. The Closing.
                        -----------

          The closing of the Merger (the "Closing") will take place
                                          -------
concurrently with the execution of this Agreement at the offices of Dewey Ballantine LLP, located at 1301 Avenue of the Americas, New York, NY 10019 at 10:00 a.m. New York time, or as otherwise mutually agreed upon by the parties (the "Closing Date").
      ------------

          Section 1.03. Effective Time of the Merger.
                        ----------------------------

          (a)  The Merger shall become effective upon:

               (i) adoption of this Agreement and Plan of Merger by the shareholder of the Merger Subsidiary pursuant to the Delaware General Corporation Law of the State of Delaware and by the shareholders of the Company pursuant to the Texas Business Corporation Act of the State of Texas. By execution of this Agreement, the Shareholders, the Parent, the Company and the Surviving Corporation (each a "Party", collectively the "Parties") do hereby
                               -----                     -------
adopt, approve and consent to this Agreement and Plan of Merger as provided by the applicable laws of the State of Delaware and the State of Texas; and

               (ii) the execution and filing of a certificate of merger (the "Delaware Certificate of Merger") with the Secretary of State of the
       --------------------------------
State of Delaware
pursuant to and in compliance with this Agreement and Section 252 of the General Corporation Law of the State of Delaware ("Delaware Law") and the execution and
                                           ------------
filing of articles of merger ("Texas Certificate of Merger') with the Secretary
                               ---------------------------
of State of the State of Texas pursuant to and in compliance with this Agreement and Section 5.01 of the Texas Business Corporation Act of the State of Texas ("Texas Law").
  ---------

(b) The filings of the Delaware Certificate of Merger and Texas Certificate of Merger referred to in Section 1.03(a)(ii) above shall take place simultaneously with the Closing. When used in this Agreement, the term "Effective Time" shall
                                                         --------------
mean the time at which the Delaware Certificate of Merger and the Texas Certificate of Merger shall have been filed and become effective in accordance with Delaware Law and Texas Law, respectively.

                  Section 1.04.  Effect of the Merger.
                                 --------------------

                  The Merger shall, from and after the Effective Time, have all the effects provided by Delaware Law and Texas Law. Upon the Effective Date the separate corporate existence of the Company shall cease, and the Surviving Corporation shall without other act or deed succeed to and possess all rights, privileges, powers and franchises, whether public or private in nature, and be subject to all the restrictions, disabilities and duties of itself and the Company. As of the Effective Date, all property of every kind, whether real or personal, belonging to either of the Company or the Surviving Corporation, including, without limitation, all debts or other obligations due or belonging to either of said Corporations, shall be vested in the Surviving Corporation without further act or deed, and all debts, liabilities and obligations of the Company shall thereby attach to, and hereby are assumed by, the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and obligations had originally been incurred or contracted by the Surviving Corporation. The existence of the Surviving Corporation shall continue under the laws of the State of Delaware, unaffected and unimpaired by the merger. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company to be vested in the Surviving Corporation, by reason of, or as a result of the Merger, or otherwise to carry out the purposes of this Agreement, the Company agrees that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in law and in all things necessary, desirable or proper to best, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of the Company and the Merger Subsidiary or otherwise to take any and all such actions.

                  Section 1.05.  Further Assurance.
                                 -----------------

                  The Shareholders agree that, at any time and from time to time after the Closing Date, they will, upon request, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further reasonable deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required of them for the better assigning, transferring, granting, conveying, assuring and confirming to the Surviving Corporation the Company Common Stock and any assets, properties or rights associated with the Business, or for defending or compromising any of the liabilities and obligations of the Business.

                                   Article II

                            THE SURVIVING CORPORATION
                            -------------------------

          Section 2.01. Certificate of Incorporation.
                        ----------------------------

          The certificate of incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter duly amended.

          Section 2.02. Bylaws.
                        ------

          The By-laws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter duly amended.

          Section 2.03. Board of Directors.
                        ------------------

          The directors of the Merger Subsidiary in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, until the earlier of their respective deaths, resignations or removals and the time that their respective successors have been duly elected or appointed and shall have qualified.

          Section 2.04. Officers.
                        --------

          The officers of the Merger Subsidiary in office prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, until the earlier of their respective deaths, resignations or removals and the time that their respective successors have been duly elected or appointed and shall have qualified.

                                  Article III

                             EFFECT ON CAPITAL STOCK
                             -----------------------

          Section 3.01. Status of Merger Subsidiary Stock.
                        ---------------------------------

          At the Effective Time, each share of common stock, $.01 par value, of the Merger Subsidiary (the "Merger Subsidiary Common Stock") that is
                                      ------------------------------
issued and
outstanding immediately prior to the Effective Time shall remain issued and outstanding unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          Section 3.02. Status of Company Stock.
                        -----------------------

          (a) At the Effective Time, each share of common stock, without par value of the Company (the "Company Common Stock") that is issued and outstanding
                           --------------------
immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.181996436 shares of common stock, $.01 par value of the Parent ("Parent Common Stock"), $1.474008823 in cash and $.000000940 of each $1
         -------------------
paid pursuant to Section 4.02.

          The aggregate number of shares of Parent Common Stock into which the outstanding Company Common Stock is convertible shall be 193,613.45 shares of Parent Common Stock (the "Closing Consideration Shares"). The aggregate amount
                          ----------------------------
of cash to be delivered to the holders of Company Common Stock upon conversion of the Company Common Stock shall be $1,568,096.28 (the "Cash Consideration"),
                                                         ------------------
less the sum of $50,000 to be provisionally retained by the Merger Subsidiary as provided in Section 4.01(c) hereof. The Closing Consideration Shares and the Cash Consideration shall be collectively referred to herein as the "Preliminary
                                                                    -----------
Consideration". The Preliminary Consideration may be adjusted pursuant to
-------------
Section 4.01 hereof (as so adjusted, the "Basic Consideration"). The Basic
                                          -------------------
Consideration plus the amount (payable in cash and/or stock, as the case may be, set forth in Section 4.02), if any, payable pursuant to Section 4.02 hereof is referred to herein as the "Merger Consideration". The Parent Common Stock
                           --------------------
delivered pursuant hereto shall be evidenced by one or more certificates registered in the Shareholders names and shall be subject to the limitations and qualifications described in Section 5.01(n) below.

The Basic Consideration shall be allocated among the Shareholders as follows:

                                                       Parent           Cash for           Applicable
   Name of Shareholder       Cash Consideration     Common Stock    Fractional Shares      Percentage
   -------------------       ------------------     ------------    -----------------      ----------
Rickey J. Wynn                   $956,538.72           118,104            $16.39             61.10%
Kathy H. Blanck                  $517,471.77            63,892             $8.87             32.90%
Meloney Graham                    $31,361.93             3,872             $0.54              2.00%
Erin Latham                       $31,361.93             3,872             $0.54              2.00%
Mitch Lowe                        $31,361.93             3,872             $0.54              2.00%
                            --------------------  ----------------  ------------------  -----------------
                      Total    $1,568,096.28           193,612            $26.88            100.00%


          Each Shareholder's pro rata share of the Merger Consideration is referred to herein as such Shareholder's "Applicable Percentage."

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and to exist and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such Company Common Stock, except the right to receive the consideration described in Section 3.02(a) hereof upon the surrender of stock certificates representing such shares of Company Common Stock.

     (c) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of such fractional share the Surviving Corporation shall pay such Shareholder a cash amount equal to the fraction of such share of Parent Common Stock otherwise issuable multiplied by the average closing trading price of the Parent Common Stock on the NASDAQ National Market system during the ten (10) business days immediately preceding the Closing Date.

     (d) Each share of Company Common Stock issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

     (e) All options to purchase or receive capital stock of the Company outstanding, if any, whether or not exercisable and whether or not vested under the Company's option plan shall be cancelled by the Company on or prior to the Closing Date.

     (f) The Parties hereto agree that, at the Closing, a portion of the Parent Common Stock, otherwise deliverable to the Stockholders as Merger Consideration representing, equal in value to ten percent (10%) of the Basic Consideration hereunder shall be deposited under, and be subject to the terms of, the Escrow Agreement (as hereinafter defined).

                                   Article IV

                           ADJUSTMENT TO CONSIDERATION
                           ---------------------------

     Section 4.01. Adjustments to the Consideration.
                   --------------------------------

     (a) The parties acknowledge that the Book Equity of the Company at the Closing Date is estimated and assumed by the Shareholders to be negative $231,904.00, as determined as set forth on Schedule B hereto and in accordance
                                           ----------
with GAAP.

     (b) As promptly as practicable after the Closing Date, the actual Book Equity of the Company as of the Closing Date will be determined by the Surviving Corporation in accordance with the provisions set forth on Schedule B and in accordance with GAAP, and shall be based on the Company's financial statements as of the Closing Date, which shall have been prepared by the Surviving Corporation in accordance with

GAAP consistently applied and provided to each Shareholder within forty five
(45) days after the Closing Date. In the event that the Book Equity of the Company as of the Closing Date is less or more than negative $231,904.00, the cash portion of the Preliminary Consideration shall be adjusted for each dollar of such overage or shortfall, as the case may be. Within thirty (30) days of receipt of notice of the amount of such Book Equity of the Company as of the Closing Date, the Shareholders' Representative shall provide to the Surviving Corporation any comments or notice of disputes relating to such amount and the calculation thereof. If within thirty (30) days, or such longer period agreed to in writing by the Surviving Corporation and the Shareholders' Representative, after receipt of such comments or notices from the Shareholders' Representative, the Shareholders' Representative and the Surviving Corporation have not mutually agreed on the final actual Book Equity of the Company as of the Closing Date, such amount shall be determined by KPMG (the "Accountant") and at the joint
                                              ----------
expense of all parties which determination shall be final and binding. In any event, if the Book Equity of the Company is determined to be less than negative $231,904.00, then the Shareholders shall pay to the Surviving Corporation in accordance with the Applicable Percentages, within five (5) business days after such determination, an amount in cash equal to the excess of negative $231,904.00 over the amount of the Book Equity of the Company. Such amounts, if any, shall be payable in cash received by the Shareholders as part of the Merger Consideration. If the Book Equity of the Company is determined to be more than negative $231,904.00, then the Surviving Corporation shall pay to each Shareholder, within five (5) business days after such determination, an amount in cash equal to such Shareholder's Applicable Percentage of the excess of the Book Equity of the Company over negative $231,904.00. The adjustment to the Preliminary Consideration provided for in this Section 4.01(b) shall not be subject to the provisions of Section 6.05 hereof.

     (c) As partial security for the Shareholders' contingent obligation to pay the Surviving Corporation the amount which would be required pursuant to Section 4.01(b) above in the event the Book Equity of the Company is determined to be less than negative $231,904.00 at the Closing Date, the Surviving Corporation shall provisionally retain $50,000 of the $1,568,096.28 otherwise payable to the Shareholders pursuant to Section 3.02(a) hereof. With respect to any amount which may be owing by the Shareholders to the Surviving Corporation pursuant to
Section 3.02(a) hereof, each Shareholders Applicable Percentage of such amount shall be permanently retained by the Surviving Corporation and credited against such Shareholder's obligation to pay such amount. To the extent no amount is owed by the Shareholders pursuant to Section 3.02(a) or if each Shareholder's Applicable Percentage of such $50,000 shall be greater than such Shareholders Applicable Percentage of any amount owed by the Shareholders pursuant to Section 3.02(a), after giving effect to the aforesaid permanent retention and crediting, then such Applicable Percentage of such amount (or of the remaining portion, if any, of such amount after such crediting) shall be paid by the Surviving Corporation to such Shareholder together with interest on such amount for the period from the Closing Date to the date prior to payment at the prevailing rates applicable to Interliant's Chase Vista Management Money Market Fund.

          Section 4.02.  Earnout Amount.
                         --------------

          (a) In addition to the Basic Consideration, the Surviving Corporation will pay to each Shareholder each of the following amounts (collectively, the "Earnouts"):
 --------

               (i)  First Milestone Earnout.  Upon the completion of the First
                    -----------------------
Milestone (ashereinafter defined) in the good faith reasonable opinion of the Shareholder Representative and the Surviving Corporation, the Surviving Corporation shall pay to each Shareholder such Shareholder's Applicable Percentage of sixty percent (60%) of Three Hundred Thousand Dollars ($300,000). For purposes of this Agreement, the term "First Milestone" shall mean that (i), (prior to the Second Milestone Completion Date (as hereinafter defined), the Company or the Other Company has employed (by transfer or otherwise) the Required Individuals (as hereinafter defined) as full-time employees of the Company or the Other Company, and (ii) the Required Individuals are serving as full-time employees of the Company or the Other Company for the purpose of developing and implementing Internet enabled, hostable Oracle Products (as hereinafter defined) on the Second Milestone Completion Date and neither the Shareholder Representative nor the Surviving Corporation has a good faith reason to believe that such Required Individuals will not continue to thereafter be employed by the Company. For purposes of this Agreement, the term "Required Individuals" means (i) any individual (or his or her replacement) who, in the reasonable, good faith opinion of the Shareholder Representative and the Surviving Corporation, has skills necessary to function as a database engineer for software products produced by or at the direction of Oracle Corp. (the "Oracle Products"), and (ii) any individual (or his or her replacement) who, in
 ---------------
the reasonable, good faith opinion of the Shareholder Representative and the Surviving Corporation has skills with a specific application of the Oracle Products for which the Combined Business intends to provide a hosted solution necessary to function as an engineer with respect thereto.

               (ii) Second Milestone Earnout. Upon the completion of the Second
                    ------------------------
Milestone (as hereinafter defined) in the good faith reasonable opinion of the Shareholder Representative and the Surviving Corporation, the Surviving Corporation shall pay to each Shareholder such Shareholder's Applicable Percentage of sixty percent (60%) of Five Hundred Thousand Dollars ($500,000); provided, however, that no amount shall be owed with respect to the Second Milestone if the Second Milestone shall not have been completed on or prior to the expiration of the period ending one hundred and eighty (180) days after the Closing Date. For purposes of this Agreement, the term "Second Milestone" shall mean the determination in good faith by the Shareholder Representative and the Surviving Corporation that the Company or the Other Company has developed one public sector and one private sector Internet enabled hostable application primarily utilizing Oracle Products that in the reasonable, good faith opinion of the Shareholder Representative and the Surviving Corporation is ready to be and may be sold to multiple customers within each of such sector. For purposes of the Agreement, "Second Milestone Completion Date" shall mean the date on which the Second Milestone shall have been achieved; provided, however, that such date shall in no event be later than 180 days after the Closing Date.

               (iii)  Consolidated Net Revenues Earnout.
                      ---------------------------------

               (x) For each $1.00 in Consolidated Net Revenues of the Combined Business, earned by the Combined Business during the period of twelve
(12) calendar months from the first month following the Closing Date (the "Earnout Period") in excess of $9,300,000.00 (Nine Million Three Hundred
 --------------
Thousand Dollars), the Surviving Corporation shall pay to each Shareholder in lieu of the payments required by Section 4.02(a))(iii)(y) such Shareholder's Applicable Percentage of sixty percent (60%) of $1.00 (the "$1 Consolidated Net
                                                            -------------------
Earnout"); provided that (A) as a condition precedent to the payment of the $1
-------
Consolidated Net Revenue Earnout, the Combined Business shall have achieved an EBITDA Margin during the Earnout Period of not less than 11%; and (B) for purposes of calculating EBITDA Margin, all Excluded Expenses deducted from the Combined Business' gross revenues shall be added back; or

               (y) Where such Earnout, pursuant to Section 4.04(a)(iii)(x) above would be due, but for the failure of the Combined Business to achieve an EBITDA Margin of not less than 11% during the Earnout Period, then for each $1.00 in Consolidated Net Revenue of the Combined Business during the Earnout Period in excess of $9,300,000 (Nine Million Three Hundred Thousand Dollars), the Surviving Corporation shall pay to each Shareholder, in lieu of the payments required by Section 4.02(a)(iii)(x) above, such Shareholder's Applicable Percentage of sixty percent (60%) of $.75 (Seventy-Five Cents) (the "$.75
                                                                     ----
Consolidated Net Revenue Earnout"); provided that (A) as a condition precedent
--------------------------------
to the payment of the $.75 Consolidated Net Revenue Earnout, the Combined Business shall have achieved an EBITDA Margin during the Earnout Period of not less than 10%; and (B) for purposes of calculating EDITDA Margin, all Excluded Expenses deducted from the Combined Business' gross revenues shall be added back.

               Notwithstanding anything in this Section 4.02(a)(iii) to the contrary, (i) in no event shall the $1 Consolidated Net Revenue Earnout and the $.75 Consolidated Net Revenue Earnout in the aggregate payable to all of the Shareholders exceed $2,820,000 (Two Million Eight Hundred and Twenty Thousand Dollars) and (ii) in no event shall the sum of the amounts payable pursuant to this Section 4.04(a)(iii) and the amounts payable pursuant to Section 2.03(a)(iii) of the Purchase Agreement exceed Four Million Seven Hundred Thousand Dollars ($4,700,000). Notwithstanding anything in this Section 4.04(a)(iii) to the contrary, no Consolidated Net Revenues of the Combined Business credited to the earnout provision of Section 4.02(a)(iv) shall be included in the calculation of this Section 4.02(a)(iii).

               As used in this Agreement, the term "Excluded Expenses" means, to the extent that they do not exceed a maximum budget allowable for such purposes to be mutually agreed between the parties within thirty (30) days after the Closing Date, any and all direct and indirect commercially reasonable expenses and costs associated with hiring, replacing or retaining consultants in connection with the efforts to accomplish the First Milestone and/or the Second Milestone. Notwithstanding any other provisions in this Agreement to the contrary, Excluded Expenses shall cease to apply to any provisions of this Agreement upon the earliest to occur of the following: (x) the Oracle Earnout is earned in full and (y) the expiration of the Oracle Earnout Period as hereinafter defined.

               (iv)  Oracle Earnout.  For each $1.00 in Consolidated Net
                     --------------
Revenues of the Combined Business earned or "deemed to be earned" (as defined below) by the Combined Business during the eighteen (18) calendar months from August 1, 2000 (the "Oracle Earnout Period") that Surviving Corporation and the
                     ---------------------
Shareholder Representative determine in good faith is directly attributable to the sale by the Company or the Other Company of Oracle ASP Solutions (as hereinafter defined, and such Consolidated Net Revenues, the "Oracle
                                                              ------
Consolidated Net Revenue"), the Surviving Corporation shall pay to each
------------------------
Shareholder such Shareholder's Applicable Percentage of sixty (60%) of $1.00; provided, however, that (x) the sum of all amounts payable or paid pursuant to this Section 4.04(a)(iv) and Section 2.03(a)(iv) of the Purchase Agreement shall not exceed One Million Dollars ($1,000,000); and (y) for purposes of determining the Oracle Consolidated Net Revenues in this Section 4.02(a)(iv), such amounts shall be determined in accordance with GAAP, consistently applied; provided, however, that with respect to any commercially reasonable Contracts entered into prior to the expiration of the Oracle Earnout Period to the extent that the term of such Contract extends beyond the expiration of the Oracle Earnout Period, the amount of the revenues derived from recurring hosting activities payable to the Company or the Other Company under such Contract during the time period between the date of the expiration of the Oracle Earnout Period and the first anniversary of the date of the Contract shall be "deemed to be earned" on the last day of the Oracle Earnout Period.

          As used in this Agreement, (i) the term "Oracle ASP Solutions" means
                                                   --------------------
any products or services sold to customers by the Combined Business which are hosted on equipment owned or leased by the Combined Business, the Parent or an Affiliate of the Parent and primarily involving Oracle Products, and (ii) the term "Contract" means any commercially reasonable contract to which the Combined
      --------
Business is a party and pursuant to which the Combined Business shall earn revenues that are attributable, in whole or in part, to Oracle ASP Solutions.

          (b) All Earnout amounts payable hereunder shall be payable, if earned,
 (x) within 45 days after (A) the completion of the First Milestone, in the case of amounts payable pursuant to Section 4.02(a)(i), (B) the completion of the Second Milestone, in the case of amounts payable pursuant to Section 4.02(a)(ii), and (C) the expiration of the Earnout Period, in the case of amounts payable pursuant to Section 4.02(a)(iii), and (y) in the case of amounts payable pursuant to Section 4.02(a)(iv), on the earlier of (1) forty-five (45) days after the end of the Oracle Earnout Period, or (2) the date that One Million Dollars ($1,000,000) in Oracle Consolidated Net Revenues have accrued or been deemed to accrue pursuant to Section 4.02(a)(iv) hereof and Section 2.03(a)(iv) of the Purchase Agreement. At the Surviving Corporation's option, the Earnout shall be paid in cash or in Common Stock (the "Earnout Shares"), or
                                                           --------------
any combination thereof, provided that any payment to the Shareholders pursuant to the Earnouts shall be made at least 40% but no more than 50% in cash, and provided that 10% of such Earnout (consisting solely of shares of Common Stock) shall be deposited under and subject to the Escrow Agreement. The number of shares constituting the Earnout will be determined based on the average closing trading price of Common Stock on the NASDAQ National Market for the 10 business days ending immediately preceding the end of the Earnout Period. Any such shares of Common Stock issued as part of the Earnout will be subject to the limitations and qualifications described in Section 5.01(n) below.

          (c) During the Earnout Period, the Surviving Corporation shall be permitted to sell, transfer or assign the Business to any party provided that no such sale, transfer or assignment shall in any way unreasonably impair the ability of the parties to calculate the Earnout.

          (d) Shareholder Acknowledgement. Each of the Shareholders hereby
              ---------------------------
acknowledges that he or she (i) has read, understood and approved the provisions of Section 4.02; (ii) acknowledges that the allocation of the Earnout amount among the Shareholders and the shareholders of the Other Company was determined by agreement of the parties hereto and by the parties to the Purchase Agreement and that such allocation is fair and reasonable; and (iii) acknowledges that he or she has been advised to seek separate counsel in the execution of this Agreement, both generally and particularly with regard to this Section 4.02.

                                   Article V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 5.01. Representations and Warranties of the Shareholders.
                        --------------------------------------------------

          Each Shareholder (jointly, except for Section 5.01(a)(ii), which shall be made severally and not jointly) and the Company represents and warrants to the Merger Subsidiary and the Parent that the statements set forth in this
Section 5.01 are true, correct and complete, subject to the qualifications set forth in the Exhibits to this Section 4.01:

          (a)  Organization; Good Standing; Stock Ownership; Capitalization.
               ------------------------------------------------------------

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and, except as set forth in Exhibit
                                                                      -------
     5.01(a)(i), the Company is qualified and in good standing as a foreign
     ----------
     corporation authorized to do business in all jurisdictions where failure to qualify would have a material adverse effect on the Company or the conduct of the Business by the Company after the Closing Date. The Company maintains offices only at the site(s) listed on Exhibit 5.01(a)(i) (the
                                                     ------------------
     "Sites") and has no offices other than at the Sites.
      -----

              (ii) Each Shareholder is the sole beneficial and/or record owner of the number of issued and outstanding shares of capital stock of the Company set forth opposite his or her name on Exhibit 5.01(a)(ii) free and
                                                   -------------------
     clear of any liens, encumbrances or restrictions on transfer of any nature whatsoever other than the obligations of Shareholders arising under this Agreement. Each Shareholder's residence addresses is as set forth in the first paragraph of this Agreement. The Shareholders are the beneficial and/or record owners of all of the Company's capital stock. Except for this Agreement and the Shareholders Agreement among the Company and the Shareholders which shall be terminated prior to Closing and the transactions contemplated hereby, each Shareholder represents and warrants that he or she has no legal obligation, absolute or contingent, to any person or firm to sell the Company's capital stock or to enter into any agreement with respect thereto. Other than the Shareholders, no other person or entity has ever been a shareholder of the Company. There are no other agreements among the Shareholders regarding the Business of the Company other than the Shareholders Agreement referred to above.

                    (iii) The Company's authorized capital consists exclusively of 10,000,000 shares of common stock, no par value per share, 1,063,831 of which are issued and outstanding and 1,000,000 shares of preferred stock, no par value per share, of which none are outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive rights, either contractual or otherwise. Except as set forth in Exhibit 5.01(a)(iii), (x) there are no
                                          --------------------
     existing options, calls or commitments of any character whatsoever, or agreements to grant the same, relating to the Company's capital stock and
     (y) the Company has no outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any options, calls or commitments of any character whatsoever with respect to the issuance of such convertible securities. Except as set forth on Exhibit 5.01(a)(iii), the Company owns no equity interests, convertible
        --------------------
     securities, marketable securities, notes or other obligations evidenced by written instruments of any other firm or entity. The Company has no subsidiaries.

           (b) Corporate Authorization. The execution, delivery and performance
               -----------------------
by the Shareholders (in their capacity as shareholders of the Company) and the Company of this Agreement and any other agreements contemplated herein to which the Shareholders (in their capacity as shareholders of the Company) or the Company are a party has been authorized and approved by all requisite corporate and other action on the part of the Shareholders and the Company, and no other corporate or other approval or authorization is required on the part of the Shareholders, the Company, any trustee or any other person by law or otherwise in order to make this Agreement the valid, binding and enforceable obligations of the Shareholders and the Company, respectively. This Agreement and any other agreements contemplated herein to which the Shareholders (in their capacity as shareholders of the Company) or the Company are a party is the valid, binding and enforceable obligation of the Shareholders, their respective spouses and the Company, enforceable against the Shareholders, their respective spouses and the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors rights. The execution, delivery and performance of this Agreement and any other agreements contemplated herein to which the Shareholders (in their capacity as shareholders of the Company), their respective spouses or the Company are a party and the transactions contemplated hereby (and thereby) by the Company and the Shareholders will not (a) conflict with or violate the provisions of any applicable law, rule or order or the Company's Certificate of Incorporation or by-laws, (b) conflict with or constitute a default under, or cause the Company to lose any right, franchise or privilege pursuant to the terms of, any material agreement or material contract to which the Company or any Shareholder is a party or by which the Company or any Shareholder or its or their respective assets or properties are bound,(c) violate any judgement, order, decree, rule, regulation, law or ordinance applicable to the Company or to any Shareholder, or
(d) require the consent or approval of, or filing with, any governmental body or third party other than in the case of clause (b), (c) and (d) those items set forth on Exhibit 5.01(b)(1). Set forth on Exhibit 5.01(b)(2) is a list of
         ------------------               ------------------
officers and directors of the Company, all trade names used by the Business and all jurisdictions in which the Business is conducted.

          (c)  The Company's Assets.
               --------------------

               (i) All vendor and customer contracts, distribution agreements, confidentiality agreements, purchase and sales orders, powers of attorney, partnerships, reselling agreements, joint venture, undertakings, commitments and other agreements to which the Company is a party and which relate in any manner to the Business and/or the relationship between the Company and the Customers (hereinafter defined) or its vendors or alliance partners, whether written or oral, shall be referred to herein collectively as the "Business Agreements"; provided, however, that the term Business
             -------------------
     Agreements shall not include any such agreements which do not individually or in the aggregate commit the Company to an expenditure or potential liability, or provide the Company with receipts in excess of $10,000, except where such agreements have been entered into between the Company and its Customers (the "Customer Agreements"). The Company has delivered to the
                         -------------------
     Merger Subsidiary or made available for review by the Merger Subsidiary, on or before the Closing Date, true and correct copies of all written Business Agreements and detailed summaries of all oral Business Agreements other than Leases (as hereinafter defined). Attached hereto as Exhibit
                                                              -------
     5.01(c)(i)(1) is a detailed schedule of all Business Agreements, including
     -------------
     a description of the material terms of each oral Business Agreement. Listed on Exhibit 5.01(c)(i)(2) is a schedule of each and every real estate lease,
        ---------------------
     equipment and personal property lease (collectively, the "Leases") to which
                                                               ------
     the Company is a party (whether as a principal or guarantor or otherwise). The Leases are also included within the definition of Business Agreements as said term is used herein. The Company is not the owner or lessee of any motor vehicles whether or not they are used in the Business. The Company does not own any real property or lease any material equipment used in the Business, except as expressly stated on Exhibit 5.01(c)(i)(2). The Company
                                             ---------------------
     is not in default under any Business Agreement and, to the knowledge of the Company and the Shareholders, no other party to any Business Agreements is in default under any Business Agreement. To the knowledge of the Shareholders, no other party to any Business Agreement has given the Company written or oral notice of any dispute under any Business Agreement or has made any written or oral claim, except as set forth on Exhibit
                                                                   -------

     5.01(c)(i)(3). Each Business Agreement is in full force and effect as to
     -------------
     the Company, and to the knowledge of the Company and the Shareholders as to the other parties to such Business Agreement.

               (ii) All of the tangible assets of the Company used in the Business, including, without limitation, all machinery, office and other equipment, furniture, hardware, computers and related equipment, business machines and telephones, telephone systems, parts and accessories presently utilized by the Company in the Business, shall be referred to herein collectively as the "Tangible Assets"; provided, however, that the term
                          ---------------
     Tangible Assets shall not include any of such assets having an individual book value of less than $500. Attached hereto as Exhibit 5.01(c)(ii) is a
                                                      -------------------
     true and correct list or description of the Tangible Assets, except for incidental Tangible Assets, having collectively a replacement value not exceeding $6,000. As of the Closing Date, each of the Tangible Assets is in good and operable condition, reasonable wear and tear excepted.

               (iii) All patents, trademarks, trade names, including those trade names listed on Exhibit 5.01(b)(2), service marks, service names,
                           ------------------
     logos, designs, formulations, copyrights and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all telephone numbers, facsimile numbers, e-mail addresses and Internet domain addresses, all Web sites (including all intellectual property rights therein) and all computer programs, control panels, surcharge calculators, data bases and software documentation owned or used by the Company, if any, other than off-the-shelf software licensed by the Company, shall be referred to herein collectively as the "Intellectual Property". The "Intellectual Property"
                          ---------------------
     comprises all intellectual property rights necessary or advisable for the conduct of the Business as currently conducted. Attached hereto as Exhibit
                                                                        -------
     5.01(c)(iii) is a true, complete and correct list of all of the
     ------------
     Intellectual Property (and where practicable, a copy thereof) including, without limitation, all proprietary software owned by the Company. Exhibit
                                                                        -------
     5.01(c)(iii) also indicates which of such items have been patented or
     ------------
     registered or are in the process of application for same. The Company is the sole owner, free of any lien or encumbrance, of all the Intellectual Property listed in Exhibit 5.01(c)(iii) and indicated thereon as being
                        --------------------
     owned by the Company. The Company has taken, and will take, all reasonable actions to protect its rights in Intellectual Property owned by it. The Company's rights in the Intellectual Property are valid and enforceable. Except as disclosed on Exhibit 5.01(c)(iii), the Company has received no
                            --------------------
     demand, claim, notice or inquiry from any individual, organization or entity (collectively, "Person") in respect of the Intellectual Property
                            ------
     which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company in the Intellectual Property. The Company is not in violation or infringement of, and has not violated or infringed, any rights in intellectual property of any other Person. To the knowledge of the Company and the Shareholders, no third party is infringing on the rights of the Company in and to the Intellectual Property. Except on an
     arm's-length basis for value and other commercially reasonable terms, the Company has not granted any license with respect to the Intellectual Property to any Person. Also attached to Exhibit 5.01(c)(iii) is a true and
                                              --------------------
     complete list of all software licensed or used by the Company in operating and maintaining the Business, including, without limitation, all off-the-shelf or shrink-wrap licensed software (collectively, the "Licensed
                                                                        --------
     Software"). At the Closing Date, except as disclosed on Exhibit
     --------                                                -------
     5.01(c)(iii), the Company either owns or has valid, royalty free and
     ------------
     fully-paid licenses for all of the Licensed Software and has provided the Merger Subsidiary with copies of all such licenses. Exhibit 5.01(c)(iii)
                                                         --------------------
     also indicates which Intellectual Property has been patented or registered or are in the process of application for same. Included in the Intellectual Property, among other things, are all trade names utilized by the Company in the Business, including those trade names listed on Exhibit 5.01(b)(2).
                                                            ------------------

               (iv) Each consultant, manager and executive officer of the Company has executed an employment agreement in the form attached hereto as
     Exhibit 5.01(c)(iv) and all of such agreements are in full force and effect
     -------------------
     as of the Closing Date.

               (v)  Set forth on Exhibit 5.01(c)(v) is a true and complete copy
                                 ------------------
     of the Company's customer list as of the Closing Date relating to the Business which includes, in the case of each customer, the name of the customer, its billing and domain addresses, identity and contact information of one relevant contact person (the "Customer List"). All
                                                      -------------
     customers of the Company relating to the Business, including, without limitation, those customers included on the Customer List, shall be referred to herein as the "Customers".
                                ---------

               (vi) As used herein, the term "the Company's Assets" shall be all
                                              --------------------
     assets of the Company, including, without limitation, all files of the Company regarding Customer, all classes of assets of the Company as shown on the Company's balance sheet as of July 24, 2000 (annexed as Exhibit
                                                                    -------
     5.01(c)(vi)(1)), the Business Agreements, the Tangible Assets, the
     ---------------
     Intellectual Property, the Licensed Software, the Customer List, together with the goodwill and business opportunities of the Company as it relates to the Business, and all other assets of the Company whether or not used in connection with the operation of the Business, wherever located, tangible or intangible, including, without limitation, all rights the Company may have under any insurance policies, and all books, records and files (whether in paper or electronic format). Except as set forth on Exhibit
                                                                     -------
     5.01(c)(vi)(2), the Company's Assets (other than goodwill and business
     --------------
     opportunities of the Company as it relates to the Business) are not subject to (1) any lien or encumbrance of any character whatsoever except for (a) liens for current taxes and assessments that are not yet due and payable and (b) mechanics, warehousemen, landlords, and other similar statutory liens securing the payment of amounts that have not yet due and payable or
     (2) any adverse claims by any third parties. The Company is not the taxpayer referenced in the Notice of Federal Tax Lien attached to Exhibit
                                                                       -------
     5.01(c)(vi)(2) naming "Interactive Software Inc." as taxpayer. The
     --------------
     Company's Assets include all rights, properties, interests and assets used by Company and/or necessary to permit the Company to carry on the Business as conducted by the Company as of the date of this Agreement.

               (vii) Other than the transactions contemplated in this Agreement and the Merger Agreement, the Shareholders do not know of any fact, except for general economic conditions, which such Shareholders reasonably believe in good faith would reasonably indicate, as of the Closing Date, that the economic performance of the Business on an annual basis will not continue substantially unchanged after the date hereof and the Closing Date, subject to normal customer turnover.

               (viii) The Shareholders have not received any oral notice and the Shareholders and the Company have not received any written notice informing the Company that any of its Customers, other than those listed on Exhibit
                                                                       -------
     5.01(c)(viii), intend to terminate their relationship with the Company or
     -------------
     significantly reduce the amount of business they presently do with the Company, or that there exists any material disagreement between the Company and any Customer.

          (d)  Financial Statements. Annexed hereto as Exhibit 5.01(d)(1) are
               --------------------                    ------------------
copies of (i) the unaudited financial statements for the last three fiscal years of the Company ended January 31, 2000, 1999 and 1998, respectively, (ii) the unaudited monthly financial statements of the Company for the period from February 1, 2000 through the last day of the calendar month ending immediately prior to the Closing Date, (iii) the unaudited consolidated balance sheet of the Company and the Other Company (the "Companies") as of June 30, 2000, (iv) the
                                    ---------
unaudited combined financial statements of the Companies for the years ended December 31, 1998 and 1999 and January 31, 1999 and 2000, respectively, and (v) the unaudited financial statements of the Company for the five months ended June 30, 2000 (such financial statements, together the "Financial Statements"). The
                                                   --------------------
unaudited Financial Statements provided for in Sections 5.01(d)(iii) and (v) have been reviewed by the Company's independent accountants, whose comments thereon are included therewith. The financial statements of the Company for the fiscal year ended January 31, 2000 and the five-month period ended June 30, 2000 reflect the assets, liabilities, net worth, profit and loss and, if included therein, cash flow of the Company as at the respective dates of such statements and for the respective periods then ended, are complete and correct in all material respects, and present fairly the financial condition and results of operations of the Company as at the dates of such statements, and, except with respect to the failure to record depreciation and accumulated depreciation and accruals relating to Federal Income tax, have been prepared in accordance with GAAP, applied on a consistent basis. The books of account and records of the Company have been maintained in accordance with good business practice and reflect fairly all properties, assets, liabilities and transactions of the Company. The Company has no liabilities or obligations of any kind (whether known or unknown, accrued or unaccrued, absolute or contingent, asserted or unasserted, direct or indirect, liquidated or unliquidated, due or to become due, or otherwise) which are not fully accrued or reserved against in the Company's Consolidated Financial Statements as at June 30, 2000 and for the period ending June 30, 2000 (except changes in the ordinary course of business since June 30, 2000 and liabilities and obligations that are not required to be disclosed in accordance with GAAP and liabilities and obligations which are not, individually or in the aggregate, material to the Company or the Business). Except as set forth on Exhibit 5.01(d)(2), the Company
                                                 ------------------
has no accounts receivable or other debts that the Company believes to be incapable of collection on a basis consistent with past practice and experience as of the Closing Date. Except as set forth on Exhibit 5.01(d)(2) and except in
                                               ------------------
connection with the leases with respect to automobiles ("Automobile Leases"),
                                                         -----------------
since June 30, 2000, the Company has conducted the Business only in the ordinary and usual course consistent with past practice and has not experienced any material adverse change in the Business or the financial condition of the Company. Except as set forth on Exhibit 5.01(d)(2), or in connection with the
                                ------------------
Automobile Leases since January 31, 2000 the Company has had no declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the Company's capital stock. Except as set forth on Exhibit 5.01(d)(1), between January 31, 2000 and
                              ------------------
the Closing Date, neither the Company nor the Shareholders have withdrawn, expended or applied any cash or other assets of the Company, except in the ordinary course of operations of the Business in accordance with past practices of the Company.

          (e)  Existing Employment Arrangements. Except as set forth on Exhibit
               --------------------------------                         -------
5.01(e) the Company has no employment agreements, labor or collective bargaining
-------
agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company for any employees
                          -----
of the Company or with respect to which the Company has any material liability, or makes or has an obligation to make contributions ("Employee Plans").
                                                      --------------

          Each Employee Plan that is an employee welfare benefit plan as defined under Section 3(1) of ERISA is funded through an insurance company contract. Each Employee Plan by its terms and operation is in material compliance with all applicable laws and all required material filings with respect to Employee Plans have been made. Neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c) (m) or
(o) of the Code has at any time maintained, contributed to or been required to contribute to, or has any liability with respect to, any plan subject Title IV of ERISA. The events contemplated by this Agreement (either alone or together with any other event occurring prior to the Closing) will not (w) except as set forth on Exhibit 5.01(e), entitle any employees to severance pay, unemployment
         ---------------
compensation, or other similar payments under any Employee Plan or law, (x) except as set forth on Exhibit 5.01(e), accelerate the time of payment or
                       ---------------
vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company employees or (y) result in any payments (including parachute payments) under any Employee Plan or law becoming due to any employee. After giving effect to the termination of 401k plan, as contemplated by Section 7.01(b)(v), the Company, the Merger Subsidiary, the Parent and their respective officers, directors, shareholders, successors and assigns, shall have no liability whatsoever with respect to or arising under or from such Employee Plans (provided, however, that no representation is made hereby with respect to actions taken after the Closing).

          There are no pending or, to the knowledge of the Shareholders or the Company, threatened strikes, job actions or other labor disputes affecting the Company or its employees and there have been no such disputes for the past three years. Also set forth on Exhibit 5.01(e) is a true and complete list of all
                         ---------------
employees of the Company employed in connection with the Business, which list provides, among other things, the name, social security number, residence address, title and salary information concerning each employee, as well a true and correct list of each employee who holds an H1B1 visa, if any.

          The Company has not, and prior to the Closing Date will not have, suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") determined without regard to
                                             ----
any actions taken by the Merger Subsidiary on or after the Closing Date. The Shareholders and the Company will provide the Merger Subsidiary, upon request, with such information as may be necessary for the Merger Subsidiary to determine its potential WARN liability.

          The Company is in compliance in all material respects with all laws and orders relating to the employment of labor and classification of persons as employees, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, immigration, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes and provision of employee benefits.

          (f)  Claims, Litigation, Disclosure. Except as set forth on Exhibit
               ------------------------------                         -------
5.01(f) there is no claim, litigation, tax audit, proceeding or investigation
-------
pending or, to the Company's knowledge, threatened against the Company, the Business or any of the assets of the Company (including, without limitation, any claims of infringement or actions of opposition with respect to Intellectual Property or Licensed Software).

          (g)  Taxes. Except as set forth on Exhibit 5.01(g), the Company and
               -----                         ---------------
its affiliates and any combined, unitary or similar group of which the Company or any such affiliate is or was a member, as the case may be (individually, an "Affiliate" of the Company and, collectively, the Company's "Affiliates"), have
 ---------
(i) correctly prepared and timely filed all tax returns, declarations, reports, estimates, information returns and statements in respect of any Taxes (the "Tax
                                                                            ---
Returns") required to be filed or sent by or with respect to the Company or any
-------
Affiliate (copies of which have been provided to the Merger Subsidiary), (ii) timely paid all Taxes that are or were due and payable whether or not shown (or required to be shown) on a Tax Return, (iii) no liability for Taxes with respect to any taxable period, or portion thereof, ending on or before the Closing Date, including, without limitation, year to date through the Closing Date, that is in excess of the reserve for taxes reflected on the July 24, 2000 balance sheet of the Company, and (iv) complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws. There are no liens for Taxes upon the assets of the Company or any of its Affiliates except liens for Taxes not yet due. Except as set forth on Exhibit 5.01(g), no claim
                                                    ---------------
has ever been made in writing by any taxing authority with respect to the Company or any of its Affiliates in a jurisdiction where the Company and/or any of its Affiliates do not file Tax Returns that the Company or any such Affiliate is or may be subject to taxation by that jurisdiction. Except as set forth in
Exhibit 5.01(g), neither the Company nor any of its Affiliates has requested any
---------------
extension of time within which to file any Tax Return, which Tax Return has not since been filed. Except as set forth in Exhibit 5.01(g), the statute of
                                         ---------------
limitations for the assessment of U.S. federal income taxes has expired for all U.S. federal income tax returns and/or years of the Company and each of its Affiliates, or such tax returns have been examined by the Internal Revenue Service ("IRS") for all periods through January 31, 2000, and no deficiency for
          ---
any Taxes has been proposed, asserted or assessed against the Company or any of its Affiliates which has not been resolved and paid in full. There are no outstanding waivers or consents given by the Company or any of its Affiliates regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns. Neither the Company nor any of its Affiliates (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes; (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or an Affiliate, nor does the Company or any Affiliate thereof have any knowledge that the IRS has proposed any such adjustment or change in accounting method; or (iii) is or has been a United States real property holding Company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code. Neither the Company nor any of its Affiliates has filed a consent pursuant to Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Affiliates. No property of the Company or any of its Affiliates is property that the Company, any of its Affiliates or any party to this transaction is or will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Code (prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. No indebtedness of the Company or any of its Affiliates is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. Except as set forth on Exhibit 5.01(g), all transactions
                                           ---------------
that could give rise to an understatement of U.S. federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed in accordance with Section 6662 of the Code. None of the Company or its Affiliates owns any interest in real property within the state of New York that would be subject to Tax upon its transfer. There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to, nor will the consummation of the transactions contemplated hereby obligate the Company or any of its Affiliates to make, the payment of any amount that would not be deductible by the Company or any Affiliate thereof by reason of Section 280G of the Code. Neither the Company nor any of its

Affiliates has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

          For purposes of this Agreement, "Taxes" shall mean all taxes, charges,
                                           -----
fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, transaction, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (including, without limitation, any state, local, federal or other taxing authority, whether domestic or foreign). For purposes of this Agreement, "Taxes" shall also include any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulation ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including liability for Taxes as a transferee or successor, by contract or otherwise.

          (h)  No Other Agreements to Sell Assets or the Business. Except as set
               --------------------------------------------------
forth in Exhibit 5.01(h), neither the Shareholders nor the Company is a party to
         ---------------
any existing agreement which obligates the Company or any Shareholder to sell to any other person or firm the Company's Assets (other than sales in the ordinary course of business), to issue or sell any capital stock or any security convertible into or exchangeable for capital stock of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

          (i)  No Brokers. The only broker, leasing agent, finder or similar
               ----------
person or entity with whom the Company or the Shareholders have made contact or had any dealings with or entered into any agreement, arrangement or understanding with concerning this Agreement and to whom the Company and/or the Shareholders is responsible to pay a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement is Geneva Corporate Finance, Inc. and the Shareholders (and not the Company) shall be solely responsible for the payment of any such fee, commission or payment; provided, that if any of such costs are paid by the Company and included in the definition of Book Equity pursuant to Section 4.02 hereof, the Shareholders shall be deemed to have paid such costs and neither the Merger Subsidiary or the Parent shall have any claim under this Section 5.01(i).

          (j)  Environmental Compliance.
               ------------------------

               (i) To the knowledge of the Company or its Shareholders, neither the Company nor any operator of the Company's properties is in material violation, or alleged to be in material violation, of any federal, state or local judgment, decree, order, consent agreement, law (including common law), license, rule or regulation pertaining to environmental health or safety matters, including, without limitation, those arising under the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the
       ------

     Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Water Pollution Control Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state or local analogue (hereinafter "Environmental Laws").
                            ------------------

               (ii) Neither the Company nor any Shareholder has received a notice, complaint, order, directive, claim or citation from any third party, including, without limitation, any federal, state or local governmental authority, indicating or alleging that the Company or any predecessor may have any material liability or material obligation under any Environmental Law.

               (iii) (A) No portion of the property owned, operated or occupied by the Company has been used by any person employed, instructed, paid or hired by the Company for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (B) no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any property owned, operated or occupied by the Company, each of which is listed as a Site on Exhibit
                                                                   -------
     5.01(a)(i); (C) in the course of any activities conducted by the Company or
     ----------
     its invitees, agents, contractors, licensees or employees in connection with the Business of the Company, no Hazardous Materials above a reportable quantity (individually or in the aggregate) have been generated or are being used except in accordance with applicable Environmental Laws; and (D) in the course of any activities conducted by the Company or its invitees, agents, contractors, licensees or employees in connection with the Business of the Company, there have been no releases (i.e., any past or present
                                                  ----
     releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the property currently or formerly owned, operated or leased by the Company, which releases would have a material adverse effect on the value of any of the property or adjacent properties or the environment.

               (iv) The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including, without limitation, any so-called "environmental cleanup responsibility acts" or requirements for the transfer of permits, approvals, or licenses. The Company and the Shareholders have not conducted nor have any knowledge of any environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or previously owned, leased, or operated properties of the Company.

          For purposes of this Section, "Hazardous Material" shall mean any
                                         ------------------
hazardous waste, as defined by 42 U.S.C.(S) 6903(5), any hazardous substances or wastes as defined by 42 U.S.C.(S) 9601(14), any pollutant or contaminant as defined by 42 U.S.C.(S) 9601(33) or any toxic substances, or wastes, oil, or hazardous materials or other chemicals or substances regulated as to environmental impact by any public or governmental authority.

          (k)  Credit Card and Bank Accounts. Set forth on Exhibit 5.01(k)(1),
               -----------------------------               ------------------
is a true and complete list of the Company's employees who have been issued a Company credit card, including the type of card and account number. Set forth on
Exhibit 5.01(k)(2), is a true and complete list of the Company's bank accounts
------------------
and the authorized signatories for said accounts.

          (l)  Licenses and Compliance with Laws. The Company holds no material
               ---------------------------------
governmental or regulatory licenses, permits, consents or approvals ("Permits")
                                                                      -------
in connection with the Business, and the Company is in compliance with all material laws and regulations applicable to the Business.

          (m)  True and Complete. No representation or warranty made by the
               -----------------
Shareholders in this Agreement, nor any statement, certificate or Exhibit furnished by or on behalf of the Company or the Shareholders pursuant to this Agreement, nor any document or certificate delivered to the Merger Subsidiary pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

          (n)  Common Stock and Securities Matters. The Shareholders acknowledge
               -----------------------------------
and agree that (i) a reasonable time prior to the date hereof the Shareholders received from the Merger Subsidiary or the Parent (or had electronic access to), and carefully reviewed a copy of the Disclosure Materials (as hereinafter defined), (ii) the Shareholders had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transactions contemplated hereby and to obtain any additional information from the Merger Subsidiary or the Parent that was necessary for the Shareholders to verify the accuracy of the Disclosure Materials, (iii) the Shareholders will acquire the Closing Shares and Earnout Shares (collectively, the "Consideration Shares") for their own account without any view to the
     --------------------
distribution thereof except in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder ("Securities Act")
                                                                --------------
and all applicable state securities or "Blue Sky" laws, (iv) such Consideration Shares must be held indefinitely unless subsequently registered under the Securities Act and all applicable state securities and "Blue Sky" laws or unless an exemption from such registration is available, (v) the Shareholders acknowledge that they have been informed that the Consideration Shares will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration pursuant to Regulation D promulgated pursuant to the Securities Act, and that the Merger Subsidiary's and the Parent's reliance upon such exemption is predicated upon the representations of the Shareholders set forth herein, (vi) each Shareholder represents that he or she, either alone or with the assistance of a purchase representative, has the requisite knowledge, experience and sophistication in financial and business matters such that he or she is capable of fully and completely evaluating the merits and risks inherent in the transactions contemplated by this Agreement, (vii) with respect to Kathy L. Blanck such shareholder is an "accredited investor" as that term is defined in Rule 501(c) of Regulation D under the Securities Act and, with respect to the other Shareholders (x) each such Shareholder has received and reviewed the Disclosure Materials (as defined below) and has appointed Kathy
L. Blanck as such Shareholder's purchaser representative for purposes of said Regulation D and (y) each such Shareholder individually or with such Shareholder's purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the Parent Common Stock and (viii) the Shareholders' primary residence is at the address identified in the first paragraph of this Agreement. As used herein the term "Disclosure Materials" means with respect to the Parent (i) the
                 --------------------
Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1999 and filed with the Securities and Exchange Commission (the "SEC") on March 29, 2000, (ii) the Quarterly Reports on Form 10-Q with respect to the fiscal quarters ended June 30, 1999, September 30, 1999 and March 31, 2000 and filed with the SEC on August 16, 1999, November 11, 1999 and May 15, 2000, respectively, (iii) the registration statements on form S-1 (Reg. No. 333-37156 and Reg. No. 333-38228) filed with the SEC on May 16, 2000 and May 31, 2000 (the "Registration Statement"), respectively; on Forms S-8 filed with the SEC on June
 ----------------------
29, 2000; and on Forms S-1/A filed with the SEC on June 29, 2000, respectively,
(iv) the Definitive Revised Proxy Statement on Form 14A, filed with the SEC on May 5, 2000 and (v) the Prospectuses, each dated July 7, 2000, respectively filed with the SEC on such date pursuant to Rule 424(b)3.

          Each Shareholder further acknowledges and agrees that "stop transfer" instructions shall be placed against the Consideration Shares on the transfer books of the Parent's stock transfer agent until such time as such Consideration Shares are available for resale in accordance with all applicable laws and that the certificates evidencing the Consideration Shares shall bear the following legend:

          The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and neither the Shares nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption from registration under such Act and the rules and regulations thereunder and in the absence of registration or an exemption from registration under any applicable state securities laws.

          (o)  Minority Status. Except as set forth in Exhibit 5.01(o), no
               ---------------                         ---------------
contract, lease or other arrangement between the Company and any third party (including any governmental entity) in effect as of the Closing Date, nor any request for bids or similar arrangements in which the Company is participating which are listed on Exhibit 5.01(o) would be adversely affected by the Company's
                    ---------------
failure to maintain its status as a minority owned business or maintain any similar status.

          (p)  HSR Act. On the Closing Date, neither the Company, the Other
               -------
Company nor any subsidiary of either, individually or in the aggregate, will own assets located in the United States (other than investment assets or voting or non-voting securities of another person) having an aggregate book value of U.S. $10,000,000 or more and will not control (as that term is defined under Section 801.1(b) of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                       ---

Act")) any U.S. issuer (as defined in the HSR Act) that has annual net sales of
---
U.S. $25,000,000 or more.

          (q)  Accounts Receivable. Except as set forth in Exhibit 5.01(q), all
               -------------------                         ---------------
of the accounts, notes and other receivables of the Company (i) reflected on the financial statements of the Company provided pursuant to Section 4.01(d) for the period ended June 30, 2000 or (ii) which arose between July 1, 2000 and the date hereof, represent sales actually made in the ordinary course of business consistent with past practice for goods or services delivered or rendered in bona fide arm's-length transactions, constitute only valid, undisputed claims, have not been extended or rolled over in order to make them current and are collectible at their recorded amount net of reserves for non-collectibility reflected on such financial statements in accordance with GAAP together with any additional reserve that would be accrued as of the Closing Date in accordance with GAAP.

          (r)  Attached hereto as Exhibit 5.01(r) is a true and complete copy of
                                  ---------------
the settlement agreement and payment schedule between the Company and the Englewood School District which provides for certain payments by the Englewood School District to the Company in the amount of $125,614.02 (the "Englewood Receivable"). The Englewood Receivable is collectible in full within 120 days of the Closing Date.

          Section 5.02.  Representations of the Merger Subsidiary.
                         ----------------------------------------

          The Merger Subsidiary represents and warrants to the Shareholders as follows:

          (a)  Corporate Matters; No Conflict. The Merger Subsidiary is duly
               ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. The Merger Subsidiary is a wholly-owned subsidiary of the Parent formed for the purpose of the Purchase and the Merger and has not engaged in any business activities of any type or kind whatsoever. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (and thereby) by the Merger Subsidiary will not (a) conflict with or violate the provisions of any applicable law, rule, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to the Merger Subsidiary, or the Merger Subsidiary's Certificate of Incorporation or by-laws, or (b) require the consent or approval of, or filing with, any governmental body or third party. The execution, delivery and performance by the Merger Subsidiary of this Agreement and any other agreements contemplated herein has been authorized and approved by all requisite corporate action on the part of the Merger Subsidiary and no other corporate or other approval or authorization is required on the part of the Merger Subsidiary or its shareholders or any other person by law or otherwise in order to make this Agreement the valid, binding and enforceable obligations of the Merger Subsidiary. This Agreement and any other agreements contemplated herein to which the Merger Subsidiary is a party is the valid, binding and enforceable obligation of the Merger Subsidiary, enforceable against the Merger Subsidiary in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors' rights. The Merger Subsidiary has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and under all other agreements and instruments executed and delivered by the Merger Subsidiary pursuant to or in connection with this Agreement.

          (b)  No Brokers. The only broker, leasing agent, finder or similar
               ----------
person or entity with whom the Merger Subsidiary has made contact or had any dealings with or entered into any agreement, arrangement or understanding with concerning this Agreement and to whom the Merger Subsidiary is responsible to pay a finder's fee, brokerage commission or similar payment to is Am Tech Associates and the Merger Subsidiary shall be solely responsible for the payment of any such fee, commission or payment.

          Section 5.03.  Representations of the Parent.
                         -----------------------------

          The Parent represents and warrants to the Shareholders that the statements set forth in this Section 5.03 are true, correct and complete, subject to the qualifications set forth in the Exhibits to this Section 5.03:

          (a)  Corporate Matters; No Conflict. The Parent is duly incorporated,
               ------------------------------
validly existing and in good standing under the laws of the State of Delaware. The Parent is in good standing in each other jurisdiction in which it is doing business, except where failure to be in good standing would not have a material adverse effect on the business of the Parent, and has the corporate power to enter into this Agreement, to perform its obligations hereunder and to conduct its business as currently conducted. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (and thereby) by and the Parent will not (a) conflict with or violate the provision of any applicable law, rule, order, write, judgment, injunction, decree, governmental permit, determination or award having applicability to the Merger Subsidiary or any of their respective properties or assets, or the Parent's Certificate of Incorporation or by-laws, (b) conflict with or constitute a default under any agreement or contract by which the Parent is bound, or (c) require the consent or approval of, or filing with, any governmental body or third party except for any filings required by Regulation D or state securities laws. The execution, delivery and performance by the Parent of this Agreement and any other agreement contemplated herein, has been authorized and approved by all requisite corporate action on the part of the Parent and no other corporate or other approval or authorization is required on the part of the Parent or its shareholders or any other person by law or otherwise in order to make this Agreement the valid, binding and enforceable obligation of the Parent. This Agreement and any other agreements contemplated herein to which the Parent is a party is the valid, binding and enforceable obligation of the Parent, enforceable against the Parent in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors rights. The Parent has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and under all other agreements and instruments executed and delivered by the Merger Subsidiary pursuant to or in connection with this Agreement.

          (b)  Authorization and Validity; Issuance of Shares. The Consideration
               ----------------------------------------------
Shares have been duly authorized, and, when delivered, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal, other than liens and encumbrances created by the Shareholders and will not be subject to any preemptive or similar rights. Assuming the accuracy of each Shareholder's representation in Section 5.01(n), the issuance by the Parent of the Consideration Shares is exempt from registration under the Securities Act.

          (c)  Investment Company.  The Parent is not, and is not controlled by
               ------------------
or under common control with an affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (d)  SEC Filings; Capitalization. The Parent has filed and made
               ---------------------------
available to the Company and the Shareholders all forms, reports and documents required to be filed by the Parent with the SEC under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, (the "Exchange Act") and the Securities Act during the one year period ending on
      ------------
the date hereof (collectively the "Parent SEC Reports") the Parent SEC Reports
                                   ------------------
did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Parent included in the Parent SEC Reports (the "Parent Financial Statements") have been prepared in accordance with GAAP
 ---------------------------
applied on a consistent basis and as of its respective date and for the period then ended, are complete and accurate in all material respects and fairly present the consolidated financial position and results of operations of the Parent and its consolidated subsidiaries (except, with respect to interim statements, for the omission of notes and for normal year end adjustments). As of the date of this Agreement, the authorized capital stock of the Parent has not changed since the Registration Statement reflecting capitalization. The Parent is not aware of any event which has occurred since July 10, 2000 which should have been or currently should be properly reported on Form 8-K.

          (e)  Broker's Fee. No fees or commissions or similar payments with
               ------------
respect to the transactions contemplated by this Agreement have been paid or will be payable by the Parent to any broker, financial advisor, finder, investment banker or bank.

          (f)  Nasdaq. The Consideration Shares will be available for trading on
               ------
the Nasdaq National Markets ("Nasdaq") upon issuance to the Shareholders by the
                              ------
Parent, under the terms of this Agreement, and without the need for any further action by the Parent or the Shareholders, subject to Section 5.01(n) above.

                                   ARTICLE VI

                                CERTAIN COVENANTS

          Section 6.01.  Non-competition; non-solicitation.
                         ---------------------------------

          (a) For the periods set forth in Section 6.01(d), each Shareholder agrees not to engage in any capacity (other than solely as a voting shareholder of less than three (3) percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $20 million) in any business which is in competition with the Business and/or the business of the Parent as described in the Registration Statement, in each case, as conducted immediately after giving effect to the Closing, and which is located or does business in any state in the United States or throughout the World.

          (b) The Company and each Shareholder acknowledges that pursuant to this Agreement he may have received confidential and proprietary information of the Merger Subsidiary and the Parent and their respective affiliates. No Shareholder, who received or learned of such confidential and proprietary information shall at any time, within five (5) years after the Closing Date, disclose to any third party any such confidential or proprietary information of the Merger Subsidiary or the Parent, or make use of any of such information except in evaluating whether to enter into this Agreement or any agreements related hereto or contemplated hereby. In connection with such evaluation, the Shareholders may disclose such proprietary information to their legal and financial consultants on a need to know basis on the condition that those consultants are similarly prohibited from further disclosing such information as provided herein and the Shareholders shall be liable for any breach by any of their third party advisors of the provision of this Section 6.01(b).

          (c) For the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, no Shareholder, unless acting with the express written consent of the Surviving Corporation or the Parent, will directly or indirectly:

               (i) interfere with, hire, solicit or endeavor to entice away any person who was an employee, subcontractor or consultant of the Company, the Surviving Corporation, the Parent or any of their affiliates during the twelve months immediately preceding the date of such solicitation, interference or endeavor,

               (ii) interfere with, hire, solicit or endeavor to entice away with respect to any business similar to or in competition with any business in which the Company, the Surviving Corporation, the Parent, or any of their affiliates is or has been engaged after the date of this Agreement, any person or entity who was a customer or client of the Company or of the Surviving Corporation or the Parent, or any person or entity who, during the twelve months immediately preceding the date of such solicitation, requested or received a proposal from the Surviving Corporation, the Parent or the Company.

          (d)  The prohibitions set forth in Sections 6.01(a) above shall apply
(i) to Kathy H. Blanck and Rickey J Wynn for a two year period commencing on the Closing Date and (ii) each other Shareholder, if such Shareholder is employed by the Company as of the Closing Date and is terminated by the Company for Cause or by reason of the voluntary termination by such Shareholder without Good Reason, for a period of one year following the Closing Date. As used in this Agreement, the term "Good Reason" shall mean (i) without the Shareholder's written consent, the assignment to the Shareholder of duties which are materially inconsistent with the Shareholder's position, responsibilities or duties as of the Closing Date (it being understood hereby that a change in the Shareholder's title shall not constitute such event), (ii) the Company breaches any employment agreement with the Shareholder in any material respect and fails to cure such breach within ten (10) days after Shareholder delivers written notice and a written description of such breach to the Company or its successor, or (iii) the relocation of the Shareholder or a substantial portion of the business of the Company in excess of 60 miles from the Company's headquarters as of the Closing Date; provided, however, that an event shall only constitute "Good Reason" hereunder if the Shareholder shall have given the Company written notice of the reasons that he believes that he is entitled to terminate this Agreement for "Good Reason" and the Company shall not have remedied such event by the 30th day after receipt of such notice. Termination for "Cause" shall mean termination due to the occurrence of any of the following events (and the "Company" shall mean any Affiliate thereof or successor thereto):

          (a) if the employee is convicted of any crime (whether or not involving the Company) which constitutes a felony or involves moral turpitude, fraud or misrepresentation;

          (b) if the employee exhibits dishonest conduct in connection with employee's employment, including, without limitation, fraud, theft or misappropriation or embezzlement of Company's, Merger Surviving Corporation's or Parent's funds;

          (c) if the employee shall have breached any of employee's material obligations under the terms of his employment or this Agreement; or

          (d) if the employee has habitually failed to follow the reasonable directives of the Company or Surviving Corporation for the performance of employee's duties or responsibilities with respect to the terms of his employment.

Each Shareholder expressly acknowledges, understands and agrees (i) that remedies at law for any breach of this Section 6.01 will be inadequate, (ii) that the damages resulting from such breach are not readily susceptible to measurement in monetary terms and (iii) that the Surviving Corporation and/or the Parent shall be entitled to immediate injunctive relief and may obtain temporary and permanent orders restraining any threatened or further breach of this Section 6.01 by the Shareholders. Each Shareholder have been advised by their respective counsel with respect to the meaning and effect of this Section 6.01.

          Section 6.02.  Survival of Representations and Warranties;
                         -------------------------------------------
Indemnification.
---------------

          (a)  Survival of Representations and Warranties. The representations
               ------------------------------------------
and warranties of the parties herein contained shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of the other party, provided that any claims for indemnification in accordance with this
Section 6 with respect to any representation or warranty must be made (and will be null and void unless made) on or before April 30, 2002 (except in the case of representations contained in Section 5.01(a)(ii) and (iii), (c)(vi), (e), (f),
(g), (j) and (p) which must be made prior to the expiration of the applicable statute of limitations).

          Section 6.03.  Indemnification.
                         ---------------

          (a)  Indemnification by Shareholders.
               -------------------------------

               (i) General. Each Shareholder hereby agrees to indemnify and
                   -------
     hold the Parent and the Merger Subsidiary, and after the Closing Date, the Company and Surviving Corporation, and each of their respective successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents harmless from and against any and all claims, liabilities, taxes, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Damages"), arising
                                                           -------
     out of or resulting from (1) any breach by a Shareholder of any of the representations and warranties made by the Shareholders (except in the case of Section 5.01(a)(ii), with respect to which such indemnification shall be several and not joint) in this Agreement or in any Exhibit hereto except the Employment Agreements (hereinafter defined) or other documents delivered in connection herewith, (2) any breach in any respect by any Shareholder, unless waived in writing by the Surviving Corporation, of any covenant or agreement contained in or arising out of this Agreement, or any other agreement delivered in connection herewith on the Closing Date, except the Employment Agreements, (3) any and all claims, liabilities, losses, damages or failure of the Merger to qualify as a Section 368 reorganization, provided such failure is not caused by the Parent, Surviving Corporation or by the Company after the Closing Date, (4) any and all sales, use, value added, stamp, transfer or other similar taxes arising from the transactions contemplated herein, (5) any and all liabilities arising out of or relating to any Employee Plans as a result of, arising out of or actions or omissions by the Company or the Shareholders, (6) all and any Taxes or environmental liabilities of the Company, its subsidiaries or their shareholders, and (7) any and all legal fees, broker's commissions, finder's fees and other costs of this transaction incurred by the Company or Shareholders except to the extent, if any, included in the Merger Consideration adjustment provisions set forth in Article IV of this Agreement. Notwithstanding the provisions of this Section 5.03(a)(i) to the contrary, Rickey J. Wynn shall be jointly liable with each Shareholder in respect of such Shareholder's obligation to indemnify the Parent and the Surviving Corporation for a breach of the representations and warranties contained in Section 5.01(a)(ii).

          (b)  Indemnification by the Merger Subsidiary.
               ----------------------------------------

               (i)  General. The Merger Subsidiary hereby agrees to indemnify
                    -------
     and hold the Shareholders harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Damages"), arising out of or resulting
                                       -------
     from (i) any breach by the Merger Subsidiary of any of the representations and warranties made by the Merger Subsidiary in this Agreement, and (ii) any breach in any respect by the Merger Subsidiary, unless waived in writing by the Shareholders, of any covenant or agreement of the Merger Subsidiary contained in or arising out of this Agreement.

          (c)  Indemnification by the Parent.
               -----------------------------

               (i)  General. The Parent hereby agrees to indemnify and hold the
                    -------
     Shareholders harmless from and against any and all Damages arising out of or resulting from any breach by the Parent or the Merger Subsidiary or any of the representations and warranties made by the Parent in Section 5.03 or the Merger Subsidiary in this Agreement.

          Section 6.04.  Procedure of Indemnification.
                         ----------------------------

          (a)  Claim Notice. Any party claiming a right to indemnification
               ------------
hereunder (the "Indemnified Party") shall give the other party from whom
                -----------------
indemnification is sought (the "Indemnifying Party") prompt written notice (a
                                ------------------
"Claim Notice") of any claim, demand, action, suit, proceeding or discovery of
 ------------
fact upon which the Indemnified Party intends to base a claim for indemnification under this Section 6, which shall contain (x) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected
                 --------------
to be incurred by the Indemnified Party, (y) a statement that the Indemnified Party is entitled to indemnification under this Section 5 for such Claimed Amount, and (z) a demand for payment; provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure.

          (b)  Assistance. The Indemnified Party shall make available to the
               ----------
Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

          (c)  Assumption of Defense. The Indemnified Party shall have full
               ---------------------
responsibility and authority with respect to the disposition of any action, suit or proceeding brought against it; provided, however, that it will not settle any such action, suit or proceeding without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld or delayed. In the event any action, suit or proceeding is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the indemnity agreements contained in Section 6, however, the Indemnifying Party shall have the right, without prejudice to the Indemnified Party's rights under this Agreement, at the Indemnifying Party's sole expense, to be represented by counsel of its own choosing and with whom counsel for the Indemnified Party shall confer in connection with the defense of any such action, suit, or proceeding.

            (d)  Indemnity Response. Within 20 days after delivery of a Claim
                 ------------------
Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (x) agree that
               --------
the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (y) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be
                         -------------
accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer, together with a statement as to the disputed or unpaid part or (z) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

            (e) The Surviving Corporation and/or the Parent shall have the right to offset against any payment of the Earnout Amount not yet then paid to Shareholders, the amount of any claim for indemnification against the Shareholders under this Section 5.04.

            Section 6.05. Limitations; Indemnification Obligations and
                          --------------------------------------------
Limitations.
-----------

            (a) Notwithstanding anything in this Agreement to the contrary, no claim under Section 6.03(a) may be made until the aggregate of all Damages for which claims for indemnification under such Section 6.03(a) are made exceeds $35,000 (the "Deductible"), and no Damages below the Deductible amount may be
              ----------
collected by the Surviving Corporation or the Parent hereunder. Such Deductible shall not be applicable to (i) any costs and expenses incurred in connection with this transaction borne by the Company, (ii) costs, fees or expenses incurred by the Company pursuant to Section 6.07 hereof, (iii) any and all Damages arising out of or relating to any Employee Plans, (iv) any and all Damages arising out of or relating to Taxes and (v) the failure of the Surviving Corporation to collect any portion of the Englewood Receivable and reasonable fees and expense (including attorneys' fees) incurred in connection with the Surviving Corporation's efforts to collect amounts due pursuant thereto. The aggregate liability under the indemnification provisions hereof of the Parent and the Surviving Corporation to any Shareholder shall not exceed such Shareholder's Applicable Percentage of the Merger Consideration actually received hereunder; provided however, that, notwithstanding the foregoing, the
                    -------- -------
aggregate liability of the Parent and the Surviving Corporation to Kathy L. Blanck under the indemnification provisions hereof and under the indemnification provisions under the Purchase Agreement shall not exceed the aggregate of Kathy
L. Blanck's Applicable Percentage of the Merger Consideration actually received hereunder plus her "Applicable Percentage" of the "Purchase Price" (in each case as defined in the Purchase Agreement) actually received under the Purchase Agreement. The liability of any Shareholder (other than Kathy L. Blanck or Rickey J. Wynn) to the Parent and the Surviving Corporation collectively under the indemnification provisions hereof shall not exceed such Shareholder's Applicable Percentage of the Merger Consideration actually received hereunder; provided, that for the purpose of determining the amount of such liability, all
--------
shares of Parent Common Stock received by such Shareholders (other than Kathy L. Blanck or Rickey J. Wynn) as part of the Merger Consideration hereunder shall be valued at the time of such determination at the lesser of (a) $18.5938 per share (the "Closing Date Price Per Share", which amount shall be appropriately
      ----------------------------
adjusted for stock splits, combinations, exchanges or similar events), and (b) the closing market price of a share of Parent Common Stock on the last business day preceding the date all or any Claimed Amount is actually due and payable (the "Actual Closing Price"). The liability of Kathy L. Blanck to the Parent and
      --------------------
the Surviving Corporation collectively under the indemnification provisions hereof and under the indemnification provisions of the Purchase Agreement shall not exceed a dollar amount equal to the aggregate of (i) Kathy L. Blanck's Applicable Percentage of the Merger Consideration actually received hereunder, plus (ii) Kathy L. Blanck's "Applicable Percentage" of the "Purchase Price" (in each case as defined in the Purchase Agreement) actually received under the Purchase Agreement. In addition, and notwithstanding anything in this Agreement to the contrary, the liability of Kathy L. Blanck to the Parent and the Surviving Corporation under her indemnification obligation pursuant to the last sentence of Section 6.03(a)(i) shall be (i) zero in the event the Delta (as defined herein) is a positive number, and (ii) in the event the Delta is a negative number, equal to the Delta multiplied by the number of shares of Parent Common Stock held by each Stockholder whose breach resulted in Kathy L. Blanck incurring liability under such sentence. Notwithstanding the foregoing, Kathy L. Blanck shall have no liability for any indemnification obligations hereunder with respect to any Damages in excess of those amount set forth in the foregoing subsection (i) unless and until Parent and the Surviving Corporation have made commercially reasonable efforts to enforce their right to indemnification hereunder with respect to such Damages against the other Shareholders (other than Rickey J. Wynn). As used in the preceding sentence "commercially reasonable efforts" shall include a Claim Notice delivered to such other Shareholder(s) which does not result in the Surviving Corporation or Parent's receipt of the Claimed Amount set forth in such notice within thirty (30) days from delivery of such notice to the Shareholders. If indemnification is sought under this Agreement against Kathy L. Blanck for Damages in excess of the Merger Consideration received by Kathy L. Blanck pursuant to this Agreement, then with respect to such claim she shall have the benefit of the deductible contained in
Section 5.05 of the Purchase Agreement to the extent such deductible has not been previously used under the terms of the Purchase Agreement. The liability of Rickey J. Wynn to the Parent and the Surviving Corporation under the indemnification provisions hereof shall not exceed a dollar amount equal to the aggregate of (i) Rickey J. Wynn's Applicable Percentage of the Merger Consideration actually received hereunder, plus (ii) in the event that the Actual Closing Price is less than the Closing Date Price Per Share on the last business day preceding the date all or any Claimed Amount is actually due and payable by the Shareholders (other than Kathy H. Blanck) to the Parent and/or the Surviving Corporation pursuant to the terms of

Section 6.03 hereof, an amount equal to the Delta multiplied by the number of shares of Parent Common Stock actually received by the Shareholders (other than Kathy L. Blanck or Rickey J. Wynn) hereunder, provided however, that the
                                              -------- -------
provisions of this clause (ii) shall not be included in such calculation if the Claimed Amount is actually paid by any combination of the Shareholders without giving effect to clause (ii) above. In addition, and notwithstanding anything in this Agreement to the contrary, the liability of Rickey J. Wynn to the Parent and the Surviving Corporation under his indemnification obligation pursuant to the last sentence of Section 6.03(a)(i) shall be (i) zero in the event the Delta is a positive number, and (ii) in the event the Delta is a negative number, equal to the Delta multiplied by the number of shares of Parent Common Stock held by each Stockholder whose breach resulted in Rickey J. Wynn incurring liability under such sentence. Except with respect to conduct constituting actual fraud and notwithstanding any provision of this Agreement to the contrary, the respective indemnification and rights to recover provided in
Article 6, subject to the limitations set forth herein and except for an action seeking injunctive relief to enforce the provisions of Article 6 hereof, shall be the exclusive remedy for any and all Damages (including, without limitation, adverse effects on cash flow or earnings), arising from, out of or in any manner connected with or based on this Agreement or the transactions contemplated hereby.

            (b) In the event that the Surviving Corporation recovers the amount of the Englewood Receivable in full under the indemnification provisions of this
Section 6.05, the Shareholders of the Company shall be entitled to any further payment received by the Surviving Corporation from the Englewood School as part of such receivable.

            Section 6.06. Insurance Matters.
                          -----------------

            Notwithstanding anything set forth herein, Damages shall be net of any insurance proceeds actually received by the indemnified party that arise in whole or in part from the same event or circumstance giving rise to such Damages.

            Section 6.07. Software.
                          --------

            Within sixty (60) days after Closing, the Shareholders shall use their best efforts to deliver to Parent a true and complete list (which list shall supplement Exhibit 5.01(c)(iii)) of all Software together with all
                 --------------------
licenses with respect to such Software (the "Software List and Licenses"). If
                                             --------------------------
and to the extent the Parent and the Surviving Corporation suffer damages, incur any fees, costs or expenses, including, without limitation, legal or accounting fees, or are the subject of any type of claim or liability against them relating to such licenses or the lack thereof, in any of these cases due to the failure of any of the Licenses to be valid or fully paid-up as of the Closing Date, it is understood and agreed by the Shareholders that the Shareholders shall indemnify the Surviving Corporation for such amounts, irrespective of the Deductible described in Section 6.05(a). Notwithstanding anything in this agreement to the contrary, the Shareholders' liability under this Section 6.07 shall remain until the expiration of the applicable statute of limitations under the applicable New York law.

            Section 6.08. Escrow.
                          ------

            (a) As soon as practicable after the Closing Date, 27,791 shares of Common Stock from the Closing Shares (the "Escrowed Property"), together with
                                           -----------------
stock powers executed in blank, shall be delivered to the escrow agent listed on Exhibit A (the "Escrow Agent to be held in escrow in accordance with the terms
---------       ------------
of an escrow agreement to be entered into between the parties (the "Escrow
                                                                    ------
Agreement") on or prior to the Closing Date. The Escrowed Property shall
---------
initially consist of the following numbers of shares (subject to adjustment as set forth in Section 6.08(b)) from the following Shareholders and shall be allocable to such Shareholders in the percentages indicated below:

       Name of Shareholder    Parent Stock Escrowed    Percentage
       -------------------    ---------------------    ----------
       Rickey J. Wynn                16,954                61.10%

       Kathy H. Blanck                9,172                33.90%

       Meloney Graham                   555                 2.00%

       Erin Latham                      555                 2.00%

       Mitch Lowe                       555                 2.00%
                              ---------------------
                                     27,791                  100%

            (b) The Escrowed Property will be held in escrow by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement as security for any indemnification obligation of the Shareholders to the Surviving Corporation and the Parent and, after the Closing, the Company, pursuant to the terms of Section 6.03. Indemnity claims by the Surviving Corporation, the Company or the Parent pursuant to Section 6.03 shall be satisfied first by the reduction of the Escrowed Property at its then current market value as set forth in the Escrow Agreement until the termination of the Escrow Agreement and thereafter by the Shareholders to the extent provided in Section 6.03. The market value of the Escrowed Property shall not constitute a limit on the liability of the Shareholders to the Surviving Corporation, the Company and the Parent hereunder, it being understood and agreed that the Shareholders shall remain liable to satisfy the amount of such claims, if any, owed by them and which exceed the then market value of the Escrowed Property to the extent provided in Section 6.03. The Escrowed Property shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement which shall be agreed upon and entered into by the Escrow Agent, the Shareholders and the Surviving Corporation on or before the Closing Date. Among other things, the Escrow Agreement will provide that eighteen (18) months from the date hereof, the Escrow Agent shall deliver to the Shareholders or their designees such amount of the Escrowed Property then remaining, if any, as has not previously been applied pursuant to the terms of said Escrow Agreement, unless, and to the extent, an indemnification claim by the Surviving Corporation, the Company or the Parent against the Shareholders is then pending.

            Section 6.09. Tax Matters- Preparation and Filing of Tax Returns.
                          --------------------------------------------------

            (a) The Shareholders shall cause to be prepared and timely filed all Tax Returns of the Company required to be filed or covering periods ending (taking into account extensions) on or prior to the Closing Date, including, without limitation, a "short period" return for the taxable period ending on the Closing Date, after review and approval by the Merger Subsidiary of all such Tax Returns. The Shareholders shall be responsible for any amounts due as a result of their compliance with this Section 6.09(a).

            (b) The Company shall be responsible for the filing of all other Tax Returns with respect to the Company and any of its subsidiaries or in respect of their businesses, assets or operations.

            (c)  Allocation of Certain Taxes. Without limiting the Shareholders'
                 ---------------------------
indemnity obligations under Section 6.03 hereof, the Company and the Shareholders agree that if the Company is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Company and the Shareholders shall treat such day as the last day of a taxable period.

            (d)  Cooperation on Tax Matters.
                 --------------------------

                 (i) The Company and the Shareholders shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess. The Company and the Shareholders shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

                 (ii) The party requesting the cooperation pursuant to this clause shall reimburse the party providing the cooperation for all of such party's out of pocket costs and expenses incurred in connection with the provision of such cooperation.

            (e) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

                                  ARTICLE VII

                              DELIVERIES AT CLOSING
                              ---------------------

           Section 7.01. Deliveries by the Company and the Shareholders.
                         ----------------------------------------------

           On the Closing Date, the Company and the Shareholders will deliver, or cause to be delivered, to the Merger Subsidiary the following:

           (a) The Shareholders shall have delivered to the Merger Subsidiary certificates evidencing the Company Common Stock, free and clear of all liens and encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed.

           (b)  The following corporate documentation:

                (i) The Company's Articles or Certificate of Incorporation certified as of a date within seven (7) days prior to the Closing Date by the Secretary of State of the state of the Company's organization;

                (ii) Good Standing Certificates with respect to the Company as of a date within seven (7) days prior to the Closing Date from the Secretary of State of the state of the Company's organization and each other state in which the Company is qualified to do business;

                (iii) The Company's By-Laws certified as of the Closing Date by the President or Secretary of the Company as being in full force and effect and unmodified;

                (iv) The Company's Minute and Stock Book certified as of the Closing Date by the President or Secretary of the Company as being current, complete, accurate and unmodified; and

                (v) Corporate Resolutions of the Company's Board of Directors and the Shareholders, approving this Agreement and all the transactions contemplated hereby on behalf of the Company, certified by the President or Secretary of the Company as being in full force and effect and unmodified (which director resolutions shall include the approval of the termination of the Company's 401(k) plan prior to the Closing Date).

           (c) The legal opinion of counsel to the Company and the Shareholders, in a form acceptable to the Merger Subsidiary.

           (d) The Employment Agreement between the Merger Subsidiary and Kathy Blanck, executed by Kathy Blanck and the Employment Agreement between the Merger Subsidiary and Rickey J. Wynn executed by Rickey J. Wynn (the "Employment
                                                               ----------
Agreements"), in a form acceptable to the Merger Subsidiary.
----------

                (e) Resignations, in writing, of all the directors and officers of the Company.

                (f)  Consents or acknowledgments to the assignment (i.e., as a
                                                                    ----
result of change of control provisions) of all Business Agreements where required under the terms of such Business Agreements, except where listed on
Exhibit 4.01(c)(i)(5), or where reasonably requested by the Merger Subsidiary,
---------------------
including, without limitation, (i) if needed, a consent and estoppel certificate with respect to each of the Leases, and (ii) if needed, the consent of Oracle Corporation to the assignment of any contracts between Oracle Corporation and the Companies.

                (g) Consent to a press release in form satisfactory to the Shareholders and the Merger Subsidiary relating to this Agreement and the transactions contemplated hereby.

                (h) A certificate of Book Equity signed by an authorized officer of the Company and the Shareholders (the "Certificate of Book Equity")
                                                  --------------------------
with evidence satisfactory to the Merger Subsidiary that the Book Equity of the Company is as set forth in Section 7.02(a) hereof on the Closing Date.

                (i) The Escrow Agreement duly executed by the Shareholders and the Escrow Agent.

                (j) The Other Company and its shareholders have concurrent with this Closing entered into the Stock Purchase Agreement with the Merger Subsidiary.

                (k) Evidence satisfactory to the Merger Subsidiary that each agreement among Shareholders has been cancelled, if any.

                (l) Evidence satisfactory to the Merger Subsidiary that the Other Company has completed the Purchase with the Merger Subsidiary and all other transactions contemplated thereby.

                Section 7.02. Deliveries by the Merger Subsidiary.
                              -----------------------------------

                On the Closing Date, the Merger Subsidiary will deliver, or cause to be delivered, to the Shareholders the following:

                (a) Corporate Resolutions of the Merger Subsidiary's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Merger Subsidiary, certified by the President or Secretary of the Merger Subsidiary as being in full force and effect and unmodified.

                (b) A written undertaking by the Merger Subsidiary and the Parent to deliver stock certificates of the Parent issued to the Shareholders for the Closing Shares as soon as reasonably practicable, but not more than thirty (30) days after the Closing Date, and the issuance of the certificates thereafter by the Parent's transfer agent, which certificates shall be properly legended as provided in Section 4.01(n). Certificates for the

Escrowed Amount will be delivered to the Escrow Agent and certificates for the balance of the Closing Shares will be delivered to the Shareholders.

               (c) Consent to a press release in form satisfactory to the Shareholders and the Merger Subsidiary relating to this Agreement and the transactions contemplated hereby.

               (d) Delivery of the Cash Consideration.

               (e) The Escrow Agreement duly executed by the Merger Subsidiary and the Escrow Agent.

               Section 7.03. Deliveries by the Parent.
                             ------------------------

               On the Closing Date, the Parent will deliver, or cause to be delivered, to the Shareholders the following:

               (a) Corporate Resolutions of the Parent's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Parent, certified by the President or Secretary of the Parent as being in full force and effect and unmodified.

               (b) Consent to a press release in form satisfactory to the Shareholders and the Merger Subsidiary relating to the Agreement and the transactions contemplated hereby.

               (c) The undertaking referred to in Section 7.02(b) hereof.

                                  ARTICLE VIII

                          OBLIGATIONS FOLLOWING CLOSING
                          -----------------------------

               Section 8.01. Further Cooperation.
                             -------------------

               Whether in their capacity as shareholder, an officer or a director of the Company prior to the Closing Date, the Shareholders will, at any time and from time to time after the Closing Date, execute and deliver such further instruments of conveyance, transfer and license, and take such additional actions, as the Merger Subsidiary, the Surviving Corporation or their successor and/or assigns, may reasonably request, to effect, consummate, confirm or evidence the transactions contemplated by this Agreement. After the Closing Date, the Shareholders shall also use their best efforts to assist the Surviving Corporation in obtaining from each employee of the Company designated by the Merger Subsidiary a Non-Disclosure and Intellectual Property Agreement in a form to be provided by the Parent after the Closing.

               Section 8.02. Transition Assistance and Adjustments.
                             -------------------------------------

               The Shareholders shall cooperate and provide assistance to the Merger Subsidiary, the Surviving Corporation and the Parent as shall be reasonably necessary during the transition of the Business as contemplated in
                                                  --------
this Agreement, after the Closing Date.

               Section 8.03. Company Audit.
                             -------------

               In the event the Surviving Corporation after the Closing Date desires to have prepared at its sole cost and expense, audited financial statements of the Company and the Surviving Corporation for any periods which include periods ending prior to the Closing Date, then the Shareholders shall cooperate and provide assistance in connection with the preparation of such audited financial statements, including, without limitation, making themselves and, by good faith effort, the Company's internal accounting and auditing personnel (to the extent that such personnel are not` employed by the Surviving Corporation at the time in question), as well as its external accounting personnel and all relevant books and records of the Company, available to the Surviving Corporation, its affiliates and/or its auditors upon request.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

               Section 9.01. Governing Law; Jurisdiction.
                             ---------------------------

               This Agreement shall be governed by the laws of the State of New York. In connection with any action relating to this Agreement or any other agreements delivered in connection herewith, the parties hereto submit and consent to the exclusive jurisdiction of the state courts of (i) the State of New York in the County of Westchester and the Federal Courts located therein, where such action is brought by, or on behalf of, the Shareholders and (ii) the State of Texas in Dallas county and the Federal courts located therein where such action is brought by, or on behalf of, the Merger Subsidiary or Surviving Corporation or the Parent.

               Section 9.02. Counterparts.
                             ------------

               This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

               Section 9.03. Amendments.
                             ----------

               This Agreement supersedes any prior contracts relating to the subject matter hereof among the Company, the Shareholders, the Merger Subsidiary and the Parent, including without limitation, that certain Letter of Intent Agreement dated June 9, 2000 by and among the Company, the Other Company, the Parent and certain of the

Shareholders. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of the parties hereto.

               Section 9.04. Severability.
                             ------------

               The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Each provision of this Agreement shall be deemed to be the agreement of the parties hereto to the full extent that the power to enter into such provisions shall have been conferred on the parties by law.

               Section 9.05. Benefit; Assignment.
                             -------------------

               This Agreement is binding upon and inures to the benefit of the parties hereto, their successors and permitted assigns. This Agreement may not be assigned or the duties of the parties hereunder delegated to others without the prior written consent of all parties hereto, except that the Merger Subsidiary may assign its rights, duties and obligations hereunder to the Parent or a wholly-owned affiliate of the Merger Subsidiary or the Parent without the Company's or the Shareholder's consent, provided, however, that if the assignee is not the Parent, the Merger Subsidiary shall remain secondarily liable with respect to such assignee's performance of the terms of this Agreement.

               Section 9.06. Construction.
                             ------------

               All schedules and exhibits annexed hereto are hereby incorporated herein by reference and made a part of this Agreement. Whenever used in this Agreement and the context so requires, the singular shall include the plural and the plural shall include the singular.

               Section 9.07. Imputed Knowledge.
                             -----------------

               References in this Agreement to the "knowledge of" the Company, or words of similar import, shall include the knowledge of the Shareholders which knowledge shall be imputed to be the knowledge of the Company.

               Section 9.08. Notices.
                             -------

               All notices and other communications hereunder shall be in writing and deemed to have been duly given when delivered by hand, when received by registered or certified mail, postage prepaid, return receipt requested, when delivered by prepaid courier delivery services such as Federal Express, DHL or other similar services on the day received, or when given by facsimile transmission upon receipt by sender of confirmed receipt of transmission, as follows:

               (a) if to Merger Subsidiary, the Surviving Corporation or the Parent, at

                   Interliant, Inc.

                    Two Manhattanville Road
                    Purchase, NY 10577
                    Attn: Bruce S. Klein, General Counsel
                    Telecopier No.: (914) 694-1346

                    with a copy to:

                    Dewey Ballantine LLP
                    1301 Avenue of the Americas,
                    New York, NY 10019
                    Attn: E. Ann Gill, Esq.
                    Telecopier No.: (212) 259-6333

               (b) if to the Shareholders, to Kathy L. Blanck (as the Shareholders' Representative), at the address set forth in the first paragraph of this Agreement;

                    with a copy to counsel to the Company prior to the Closing as follows:

                    Bracewell & Patterson, L.L.P.
                    711 Louisiana Street, Suite 2900
                    Houston, Texas 77002-2781
                    Attn: Mr. Geoffrey A. Long
                    Telecopier No.: 713-221-1212

or other such address or telecopier number as shall be furnished in writing by a party to the other parties.

               Section 9.09. Shareholder Representative.
                             --------------------------

               (a) In order to administer the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the indemnification obligations of the Shareholders under Section 6.03, the Shareholders hereby designate and appoint Kathy L. Blanck as their representative for this Agreement and the Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder (in such capacity, the "Shareholder Representative"). Said power of attorney granted
               --------------------------
herein is deemed to be coupled with an interest in the Company Common Stock, shall be irrevocable and shall survive the death, disability or bankruptcy of any Shareholder or any such Shareholder's spouse, if any.

               (b) Each Shareholder hereby authorizes the Shareholder Representative to represent each Shareholder, and theirs successors, with respect to all matters arising under this Agreement and the Escrow Agreement, including, without limitation, (i) to take all action necessary in connection with the indemnification obligations of the Shareholders under Section 6.03 hereof, including, the defense or settlement of any claims and the making of payments with respect thereto, (ii) to give and receive all notices required to be given under this Agreement or the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the Shareholder Representative pursuant to this Agreement and the Escrow Agreement.

               (c) In the event that Kathy L. Blanck or any substitute Shareholder Representative dies, becomes unable to perform his or her responsibilities as Shareholder Representative or resigns from such position, the Shareholders having an aggregate of 50% ownership interest in the Company immediately prior to the Closing shall select another representative to fill such vacancy and such substituted Shareholder Representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement and the Escrow Agreement. Upon the occurrence of such event, the Shareholders shall provide written notice to the Parent and the Escrow Agent and shall indicate the identity of the substitute Shareholder Representative, who shall have agreed to the terms of this Section as if he or she were a party hereto.

               (d) All decisions and actions by the Shareholder Representative, including, without limitation, any agreement between the Shareholder Representative and the Merger Subsidiary, the Parent or Escrow Agent relating to the indemnification obligations of the Shareholders under Section 6.03, including, the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all the Shareholders as if they had taken such action themselves, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. The Shareholder Representative shall incur no liability to the Shareholders with respect to any action taken or suffered by the Shareholder Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him or her to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Shareholders under
Section 6.03, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Shareholder Representative's own willful misconduct or negligence. The Shareholder Representative may, in all questions arising under this Agreement or the Escrow Agreement rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholder Representative shall not be liable to the Shareholders.

               (e) The Merger Subsidiary, the Company, the Parent and the Escrow Agent are hereby authorized to rely conclusively on the actions, instructions and decisions of the Shareholder Representative with respect to this Agreement and the Escrow Agreement, including, without limitation, the indemnification obligations of the Shareholders under Section 6.03, including the defense or settlement of any claims or the making of payments by the Shareholder Representative hereunder, and no party hereunder shall have any cause of action against the Merger Subsidiary, the Company, the Parent or the Escrow Agent to the extent such parties have relied upon the actions, instructions or decisions of the Shareholder Representative. If the Shareholder Representative undertakes any action hereunder in his capacity as a Shareholder Representative, the Shareholder Representative shall be deemed to make a representation to each of the Merger Subsidiary, the Company, the Parent and the Escrow Agent that the Shareholder Representative is authorized hereunder to undertake such action. The

Shareholder Representative, in her individual capacity and not as attorney-in-fact and agent for and on behalf of each Shareholder, agrees to indemnify and hold harmless each of the Merger Subsidiary, the Company, the Parent and the Escrow Agreement for any Damages suffered by such party as a result of the reliance by such party on the actions of the Shareholder Representative hereunder (the "Shareholder Representative Indemnity"). Such
                               ------------------------------------
indemnification shall be subject to the procedure set forth in Section 6.04 of this Agreement. For the avoidance of doubt, it is hereby acknowledged that the indemnity obligation under this Section is not subject to the limitations set forth in Section 6.03. The Shareholders hereby confirm that the Escrow Agent is an intended third party beneficiary of the terms of this Section and may enforce such Section in its own right and name.

               (f) The Shareholders acknowledge and agree that the Shareholder Representative may incur costs and expenses on behalf of the Shareholders in his capacity as Shareholder Representative. Each of the Shareholders agrees to pay the Shareholder Representative, promptly upon demand by the Shareholder Representative therefor, a percentage of any expenses equal to such Shareholder's ownership interest in the Company immediately prior to the Closing.

               (g) Each Shareholder hereby agrees to indemnify the Shareholder Representative and hold her harmless from and against any and all Damages arising out of or resulting from (i) the Shareholder Representative Indemnity or
(ii) any and all of her actions taken and omissions made in her capacity as Shareholder Representative; provided, however, that the amount payable by a Shareholder to the Shareholder Representative pursuant to this Section 9.09(g) at any time shall not exceed the maximum amounts payable by such Shareholder at such time pursuant to Section 6.03. The foregoing indemnity and hold harmless obligation (i) is given to the Shareholder Representative in her capacity as attorney-in-fact and agent for and on behalf of the Shareholders, and not in her individual capacity as a Shareholder, and (ii) shall be the Shareholder Representative's exclusive remedy against such Shareholder with respect to any facts or circumstances giving rise to an indemnification right hereunder.

               Section 9.10. Expenses.
                             --------

               Each party to this Agreement shall bear its own expenses, and pay all costs incurred on its behalf, with respect to this Agreement and the transactions contemplated hereby.

               Section 9.11. Spousal Consent.
                             ---------------

               Each of Kenneth Blanck, Marilyn Lowe, Terry Latham, Vanessa Wynn and Perry Graham, individually and not jointly, being the lawful spouse of a Shareholder party hereto, hereby certifies and agrees the following: (i) I have read, understood, and approve the Agreement and the attached exhibits; (ii) I agree on behalf of myself and all my successors in interest that the Agreement binds my community property interest, if any, in any stock of the Company registered in the name of my spouse on the books of the Company; (iii) I consent to the execution, delivery and performance of the Agreement and all other documents by my spouse relating to the Company, including without limitation the sale of my spouse's interest in the stock of the Company as provided herein, without the necessity of obtaining my signature or further consent; (iv) I grant a power of attorney to my spouse for the sole and exclusive purpose of dealing with my interest, if any, in the stock of the Company; and (v) I acknowledge that I have been advised to seek separate counsel in the execution of this Agreement. Said power of attorney granted herein is deemed to be coupled with an interest in the Company Common Stock, shall be irrevocable and shall survive the death, disability or bankruptcy of any such person.

                  IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

                             INTERLIANT TEXAS, INC.

                             By: /s/ Bruce S. Klein
                                 -----------------------------------------------
                                 Bruce S. Klein
                                 Vice President


                             INTERLIANT, INC.


                             By: /s/ Francis J. Alfano
                                 -----------------------------------------------
                                 Francis J. Alfano
                                 Senior Vice President


                             INTERACTIVE SOFTWARE, INC.


                             By: /s/ Rickey J. Wynn
                                ------------------------------------------------
                                 Rickey J. Wynn
                                 President


                             SHAREHOLDERS:


                             By: /s/ Rickey J. Wynn
                                 -----------------------------------------------
                                 Name:  Rickey J. Wynn


                             By: /s/ Kathy H. Blanck
                                 -----------------------------------------------
                                 Name:  Kathy H. Blanck


                             By: /s/ Meloney Graham
                                 -----------------------------------------------
                                 Name:  Meloney Graham


                             By: /s/ Erin Latham
                                 -----------------------------------------------
                                 Name:  Erin Latham


                             By: /s/ Mitch Lowe
                                 -----------------------------------------------
                                 Name:  Mitch Lowe

                  IN WITNESS WHEREOF, the individuals set forth below have executed and delivered this Agreement solely for the purposes of agreeing to be bound by the terms and provisions of Section 9.11 as of the date first above written.

                               SHAREHOLDERS SPOUSES

                               By:  /s/ Kenneth C. Blanck
                                    --------------------------------------------
                                   Name: Kenneth C. Blanck


                               By:  /s/ Vanessa Wynn
                                    --------------------------------------------
                                   Name: Vanessa Wynn


                               By:  /s/ Perry Graham
                                    --------------------------------------------
                                   Name: Perry Graham


                               By:  /s/ Terry Latham
                                    --------------------------------------------
                                   Name: Terry Latham


                               By:  /s/ Marilyn Lowe
                                    --------------------------------------------
                                   Name: Marilyn Lowe

                               LIST OF SCHEDULES*
                               ------------------

Schedule A:          -        Financial Terms.
Schedule B:                   Combined Book Equity



* All schedules other than Schedule A have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                   SCHEDULE A
                                   ----------

                        DEFINITIONS AND ACCOUNTING TERMS:

         As used in this Agreement the following terms with initial letters capitalized shall have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

"Amortization"           Means the method by which the recorded costs of
                         intangible assets are systematically charged to income over the periods estimated to be benefited, as determined on a consolidated basis in accordance with GAAP.

"Book Equity"            Means the total assets of the Company as shown on the
                         Company's balance sheet less total liabilities of the
                                                 ----
                         Company as shown on such Balance Sheet, including but
                         not limited to trade accounts payable, accrued
                         expenses, deferred revenue, Debt, accrued vendor
                         rebates and deferred rent, each as incurred in the
                         ordinary course of business and as determined in
                         accordance with GAAP as set forth in Schedule B.
                                                              ----------

"Consolidated Net        Means for the period the consolidated net revenues of
Revenues of the          the Combined Business determined in accordance with
Combined Business"       GAAP.

"Debt" Means: (1) indebtedness or liability for borrowed money; (2) obligations as lessee under and capital leases; (3) all guarantees and endorsements related to third party debt to the extent of the underlying indebtedness as of the Closing Date; and (4) all obligations secured by a lien related to third party to the extent of the underlying indebtedness as of the Closing Date.

 "Depreciation"          Means the method of allocating the cost of a tangible
                         capital asset, less salvage (if any), over the estimated useful life of the asset in a systematic and rational manner as determined on a consolidated basis in accordance with GAAP.

"EBITDA" Or "Earnings Before Interest, Taxes, Depreciation and Amortization", means for any period Net Income minus Extraordinary Non-Cash Income, plus Interest Expense plus Taxes plus Depreciation and Amortization plus Extraordinary Non-Cash Charges and Expenses plus any corporate overhead allocation from the Parent or any direct or indirect affiliate of the Parent, all for such period, with respect to the Combined Business determined on a consolidated basis in accordance with GAAP.

"EBITDA Margin"          Means, for any period, EBITDA expressed as a percentage
                         of the Consolidated Net Revenues of the Combined
                         Business.

"Extraordinary Non-Cash  Means, for any period, extraordinary non-cash charges
Charges and Expenses"    and expenses which are included in the net income of
                         the Combined Business during such period, all as determined on a consolidated basis in accordance with GAAP.

"Extraordinary Non-Cash  Means, for any period, extraordinary non-cash items
Income" which are included in the income of the Combined Business during such period, all as determined on a consolidated basis in accordance with GAAP.

"GAAP" Means generally accepted accounting principles in the United States of America as in effect on the date hereof.

"Interest Expense"       Means, for any period, all interest paid or required to
                         be paid by the Combined Business on all of its Debt.

"Net Income"             Means, for any period, the net income for the Combined
                         Business, during such period, all as determined on a consolidated basis in accordance with GAAP.

"Taxes"                  as defined in Section 4.01(g).

                                LIST OF EXHIBITS*
                                ----------------

Exhibit A                  -  Escrow Agent
---------

Exhibit 4.01(a)(i)         -  Sites
-----------------

Exhibit 4.01(a)(ii)        -  Names and Addresses of Stockholders
-------------------

Exhibit 4.01(a)(iii)       -  Outstanding Options
-------------------

Exhibit 4.01(b)(1)         -  Consents and Defaults
------------------

Exhibit 4.01(b)(2)         -  Officers; Directors; Trade Names; Jurisdictions
------------------

Exhibit 4.01(c)(i)(1)      -  Schedule of Business Agreements with Customers
---------------------

Exhibit 4.01(c)(i)(2)      -  Summary of Oral Business Agreements and Vendor/
--------------------          Service Provider and Other Agreements

Exhibit 4.01(c)(i)(3)      -  Leases
--------------------

Exhibit 4.01(c)(i)(4)      -  Claims or Disputes Under Business Agreements
---------------------

Exhibit 4.01(c)(i)(5)      -  Consents to Transfer or Assign Not Obtained
---------------------

Exhibit 4.01(c)(ii)        -  Tangible Assets
-------------------

Exhibit 4.01(c)(iii)       -  Intellectual Property
-------------------

Exhibit 4.01(c)(iv)        -  Customer List and Related Information
-------------------

Exhibit 4.01(c)(v)(1)      -  Company's Assets as shown on Financial Statements
---------------------

Exhibit 4.01(c)(v)(2)      -  Liens; Encumbrances
--------------------

Exhibit 4.01(c)(vi)        -  Customer Terminations
-------------------

Exhibit 4.01(d)(1)         -  Financial Statements
------------------

Exhibit 4.01(d)(2)         -  Bad Debts
------------------

Exhibit 4.01(e)            -  Existing Employment Agreements, Labor or
--------------                Collective Bargaining Agreements, Employee Benefit
                              or Welfare Plans, Description of Employees

Exhibit 4.01(f)            -  Claims, Litigation, Etc.
---------------

Exhibit 4.01(g)            -  Bad Debts and Tax Liabilities of the Company
---------------

Exhibit 4.01(h)            -  Agreements to Sell Company Assets
---------------

Exhibit 4.01(l)(1)         -  Company's Credit Cards
------------------

Exhibit 4.01(l)(2)         -  Company's Bank Accounts and Authorized Signatories
------------------

Exhibit 4.01(q)            -  Subsidies
--------------

Exhibit 4.01(s)            -  Accounts Receivable
------------------

* All exhibits have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.